Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and among

JANUS INTERNATIONAL GROUP, LLC,

SELLERS,

THE BENEFICIAL OWNERS

and

WAYNE WOOLSEY,

as the Sellers' Representative

January 8, 2026

TABLE OF CONTENTS

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EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A – Form of Equity Grant Agreement

Exhibit B – Sample Calculation of Working Capital

SCHEDULES

Closing Indebtedness Schedule

Disclosure Schedules

Equity Grant Schedule

Excluded Assets Schedule

Excluded Contracts Schedule

Purchased Assets Schedule

Purchase Price Allocation Methodology Schedule

Required Consents Schedule

Restrictive Covenant Carveout Schedule

Termination Instruments Schedule

Transaction Cost Schedule

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of January 8, 2026 is entered into by and among (a) Janus International Group, LLC, a Delaware limited liability company (“Purchaser”), and (b) (i) Kiwi II Construction Inc., a California corporation (“Kiwi Construction”), (ii) Kiwi II East Inc., a Tennessee corporation (“Kiwi East”), and (iii) Metal Tech, Inc., a California corporation (“Metal Tech” and, together with Kiwi Construction and Kiwi East, “Sellers”), (iv) the Persons set forth on the signature pages hereto under the heading “Beneficial Owners” (each, a “Beneficial Owner”, and collectively, the “Beneficial Owners”) and (v) Wayne Woolsey, an individual, in his capacity as representative of the Seller Parties (the “Sellers' Representative”). Sellers and the Beneficial Owners are collectively referred to herein as the “Seller Parties,” and the Seller Parties and Purchaser are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Sellers wish to sell and assign to Purchaser, and Purchaser wishes to purchase from Sellers, substantially all of the assets of Sellers, in each case, on the terms and subject to the conditions set forth herein, and Sellers wish to transfer and assign to Purchaser, and Purchaser wishes to assume from Sellers, certain specified liabilities of Sellers, in each case, on the terms and subject to the conditions set forth herein; and

WHEREAS, the Beneficial Owners collectively own, directly or indirectly, all of the outstanding equity interests of Sellers and will benefit materially from the transactions contemplated hereby and by the other Transaction Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

The following capitalized terms (in their respective singular and plural forms, as appropriate), as used in this Agreement, shall have the respective meanings set forth below or in the other sections of this Agreement:

“Action” means any action, assessment, suit, litigation, dispute, proceeding (including arbitration proceeding), investigation, inquiry, complaint, examination, subpoena, claim (whether civil, criminal, administrative, arbitral, judicial or otherwise), charge, grievance, order, audit or governmental charge.

“Adjustment Escrow Account” means a segregated bank account maintained by the Escrow Agent, into which the Adjustment Escrow Amount will be deposited at the Closing.

“Adjustment Escrow Amount” means an amount equal to $2,915,931.75.

“Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by applicable Laws relating to Taxes.

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“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Associate” means, with respect to any Person, any relative of such Person, any entity or business organization in which such Person owns, directly or indirectly, any beneficial interest, or any trust or estate as to which such Person serves as a trustee or in a similar capacity.

“Backlog” means, as of the applicable date of measurement, the (a) value of incomplete work-in-progress under Contracts with customers of any Seller as of such date, and (b) estimated value of projects awarded to each Seller, for which letters of intent, notices of intent (including verbal notices) to award such projects, or notices of intent to proceed have been received or for which work has been started (excluding work that has already been completed) but Contracts with the customer have not been entered into as of such date.

“Base Closing Consideration” means $97,197,725.14.

“Base Working Capital” means an amount equal to $9,100,000.

“Beneficial Owner Pro Rata Percentage” means, with respect to each Beneficial Owner, the percentage set forth opposite such Beneficial Owner's name under the heading “Beneficial Owner Pro Rata Percentage” on the Closing Certificate.

“Business” means the businesses of Sellers as currently conducted, including the design, manufacturing, engineering, supply, and installation of commercial or industrial self-storage, boat and RV buildings, flex buildings, climate controlled buildings and pre-engineered buildings, and all activities incidental thereto.

“Business Day” means a day other than Saturday, Sunday or any day on which the Federal Reserve Bank of New York is closed.

“Business Employee” means each employee of any Seller (including employees on vacation, holiday, jury duty or other similar absence) who is engaged in the Business.

“Business Service Provider” means each Business Employee and each other current or former employee, officer, director, consultant, independent contractor or other service provider of the Business.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, as amended and any similar or successor legislation in any U.S. jurisdiction, and any official guidance issued thereunder and any other applicable Law or executive order or executive memo intended to address the consequences of COVID-19, including IRS Notices 2020-22, 2020-65 and 2021-11.

“Charter Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the limited liability company agreement, operating agreement or company agreement and the certificate of formation or organization of a limited liability company, (e) the trust agreement and any documents that govern the formation of a trust, (f) any other document adopted, filed or entered into in connection with the creation, formation, organization or operation of a Person in any jurisdiction and (g) any amendment to any of the foregoing.

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“Closing Indebtedness” means all Indebtedness of Sellers as of immediately prior to the Closing.

“Closing Indebtedness Schedule” means a schedule setting forth all Closing Indebtedness, as certified by Sellers, including a list of the Closing Repaid Indebtedness and the payoff amounts with respect thereto (as reflected by the Payoff Letters).

“Closing Payment Amount” means an amount equal to (a) the Estimated Closing Consideration, minus (b) the Escrow Amount, minus (c) the Closing Repaid Indebtedness Amount, minus (d) the Transaction Cost Amount.

“Closing Repaid Indebtedness” means all Indebtedness of Sellers to be repaid at Closing, as set forth on the Closing Indebtedness Schedule.

“Closing Repaid Indebtedness Amount” means the aggregate amount of Closing Repaid Indebtedness as of immediately prior to the Closing, as set forth on the Closing Indebtedness Schedule.

“Closing Working Capital” means Working Capital as of immediately prior to the Closing.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Business” means the Business as currently conducted or any other business the Sellers have taken substantial steps towards conducting or engaging in (and any activities incidental thereto).

“Confidential Information” means any information (whether or not in written form and whether or not expressly designated as confidential) relating to the Business, the Purchased Assets or the Assumed Liabilities, including any information relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, vendors, personnel, consultants or plans of the Business, the Purchased Assets or the Assumed Liabilities, including (a) internal business information (including information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices or programs, salaries, bonuses, incentive plans and other compensation and benefits information, and accounting and business methods), (b) identities of, individual requirements of, specific contractual arrangements with, and information about, the Business or its customers or their respective confidential information, (c) industry research compiled by or on behalf of the Business, any Seller or any of their respective Affiliates, including identities of potential target companies, management teams and transaction sources identified by or on behalf of any Seller or any of its Affiliates, (d) compilations of data and analyses, processes, methods, or track or performance records, and data or databases relating thereto, (e) information related to Intellectual Property Assets and updates of any of the foregoing and (f) the terms of this Agreement and the other Transaction Documents and the Transactions; provided that “Confidential Information” shall not be deemed to include information that is or becomes publicly known, other than as a result of a breach of this Agreement or any other Transaction Document.

“Confidentiality Agreement” means that certain Confidentiality/Nondisclosure Agreement, dated as of June 16, 2025, by and between Purchaser and Waypoint Private Capital.

“Contract” means any agreement, arrangement, award, contract, subcontract, lease (whether for real or personal property), sublease, understanding, instrument, note, bond, indenture, deed, trust, mortgage, loan agreement, warranty, license, sublicense, insurance policy, plan or other commitment or undertaking of any nature, in the case of each of the foregoing, whether written or oral, and together with any amendments, extensions, guaranties, restatements, supplements, waivers or other modifications thereto.

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“Data Laws” means Laws applicable to data privacy, data security, cybersecurity, or information security (including Personal Information), (a) federal privacy and security laws (including the Federal Trade Commission Act, the Computer Fraud and Abuse Act, the Health Insurance Portability and Accountability Act); (b) state data breach notification laws, (c) state data privacy laws (including the California Consumer Privacy Act, the California Privacy Rights Act, the Virginia Consumer Data Protection Act, and the Texas Data Privacy and Security Act), (d) anti-spam and marketing laws (including the CAN-SPAM Act and the Telephone Consumer Protection Act); (e) the General Data Protection Regulation (EU) 2016/679); (f) the UK Data Protection Act 2018; and (g) any ancillary rules, binding guidelines, amendments, or other binding instruments made or issued by a Governmental Authority under any of the foregoing.

“De Minimis Post-Closing Warranty Claims” means the cost to repair, replace or reperform (as applicable) any individual customer warranty claim arising under a Seller's standard written warranty in effect as of the Closing with respect to products delivered or services performed by any Seller prior to the Closing; provided that (a) the cost to satisfy any such individual claim does not exceed $5,000 and (b) the cost to satisfy all such claims does not exceed $50,000 in the aggregate (the “De Minimis Claim Cap”).

“Designated Jurisdiction” means any country or region which is itself the subject of Sanctions (including Crimea, Cuba, Donetsk, Iran, Luhansk People's Republics of Ukraine, North Korea, Russia and Syria).

“Disclosure Schedules” means the disclosure schedules delivered by Sellers to Purchaser concurrently with the execution and delivery of this Agreement.

“Employee Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all other retirement, supplemental retirement, excess benefit, pension, deferred compensation, equity interest purchase, equity interest option, profits interest, phantom equity, equity interest appreciation right or other equity or equity based compensation, incentive, commission, bonus, vacation, employment, individual consulting, change in control, transaction, sale bonus, severance, retention, termination, separation, transition, salary continuation, profit sharing, tax gross-up, employee loan, disability, hospitalization, sickness, death, accident, medical insurance, dental insurance, vision insurance, life insurance, cafeteria, flex spending, adoption assistance, dependent assistance, employee assistance, tuition, paid time off and any other benefit or compensation plan, program, policy, trust, fund, contract, agreement or arrangement, whether written or unwritten, (a) that is maintained, sponsored, contributed to or required to be contributed to by any Seller or any of such Seller's Affiliates for any Business Service Provider (or any dependent thereof) or (b) with respect to which any Seller or any of such Seller's Affiliates has or would reasonably be expected to have, in respect of any Business Service Provider (or any dependent thereof), any current or potential Liability (including any indirect or successor Liability on account of any ERISA Affiliate).

“Employment Agreements” means the Foley Employment Agreement, the Wollman-Roddick Employment Agreement, the Toughey Employment Agreement and the Woolsey Employment Agreement.

“Environmental Laws” means all Laws relating to or imposing Liability or standards of conduct concerning matters arising out of or relating to public health and safety, worker/occupational health and safety, or pollution or protection of the environment or natural resources, including any of the foregoing relating to the use, presence, manufacture, production, generation, handling, transport, treatment, recycling, storage, disposal, distribution, importing, labeling, testing, discharge, release, cleanup or control of, or exposure to, any harmful or deleterious substance.

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“Equity Grant Agreement” means an equity grant, dated as of the date hereof, in the form attached hereto as Exhibit A, granting to each Beneficial Owner the amount of equity set forth opposite such Beneficial Owner's name on the Equity Grant Schedule (each, an “Equity Grant”), in each case, upon the terms and conditions set forth in such Equity Grant.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to Sellers, any Person that is or at any relevant time was considered a “single employer” with Sellers under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” means UMB Bank, National Association.

“Escrow Agreement” means an escrow agreement to be entered into by and among Purchaser, the Sellers' Representative and the Escrow Agent.

“Escrow Amount” means an amount equal to the Adjustment Escrow Amount, plus the Indemnity Escrow Amount.

“Export and Import Control Laws” means all Laws relating to the import, export, re-export or transfer of any goods, software, technology or services that are administered or enforced by any applicable Governmental Authority.

“Foley Employment Agreement” means the employment agreement, in form and substance mutually agreeable to the Parties, to be entered into at the Closing by and between Purchaser and Brian Foley.

“Fraud” means, with respect to a Party, intentional common law fraud under the Laws of the State of Delaware with respect to, arising under or in connection with the making of any of the representations and warranties in the Transaction Documents; provided, however, that “Fraud” shall not include any extra contractual fraud, equitable fraud, constructive fraud or fraud based on negligence (including gross negligence) or recklessness.

“Fundamental Representations” means the representations and warranties set forth in Section 4.01(a) (Organization and Qualification), Section 4.02 (Authority; Enforceability), clauses (i) and (ii) of Section 4.03 and all of Section 4.03(b) (Noncontravention), Section 4.05 (Brokers' Fees), Section 4.11(a) and (c) (Title to Purchased Assets; Sufficiency of Assets), Section 4.20 (Related Party Transactions), the Tax Representations, Section 4.29 (Capitalization), and Article V.

“GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied.

“Governmental Authority” means any domestic or foreign national, state, municipal, quasi-governmental or other political subdivision, agency, authority, commission thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court or judicial authority, as well as any arbitrator (public or private).

“Governmental Order” means any judgment, decision, order, decree, settlement, conciliation, writ, injunction, stipulation, determination, ruling, quasi-judicial decision or award, or administrative decision or award, in each case, entered or issued by or with any Governmental Authority.

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“Hazardous Materials” means any (a) material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic or a pollutant or contaminant, or words of similar import or regulatory effect under Environmental Laws, or any of the foregoing to which Liability or standards of conduct may be imposed, or which requires or may require investigation under any applicable Environmental Laws, and (b): petroleum or any fraction thereof, petroleum-derived products, radon, radioactive materials or wastes, asbestos or asbestos-containing materials in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indebtedness” means, at a particular time, means the following Liabilities of Sellers (to the extent related to the Business) or the Business (whether current or non-current), without duplication: (a) any indebtedness for borrowed money or issued in substitution or exchange for indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other debt security, (c) any indebtedness for the deferred purchase price of property or services with respect to which Sellers (to the extent related to the Business) or the Business is liable, contingently or otherwise, as obligor or otherwise (other than trade accounts payable and other current liabilities incurred in the Ordinary Course of Business and included in the calculation of Closing Working Capital, that are not past due), (d) any commitment by which Sellers (to the extent related to the Business) or the Business assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) any indebtedness guaranteed in any manner (including guaranties in the form of an agreement to repurchase or reimburse) by Sellers (to the extent related to the Business) or the Business, (f) all amounts owing or due under, including any premiums, penalties, termination fees, expenses or breakage costs due upon prepayment of, any interest rate and foreign exchange hedging arrangements upon termination, novation or any assignment and assumption of such arrangements at Closing, (g) any Liability of Sellers (to the extent related to the Business) or the Business in respect of banker's acceptances, letters of credit or similar arrangement but, in each case, only to the extent drawn, (h) any Liabilities under equipment financing or leases treated as capital or finance leases in accordance with GAAP, with respect to which Sellers (to the extent related to the Business) or the Business is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations Sellers (to the extent related to the Business) or the Business assures a creditor against loss, (i) any indebtedness secured by a Lien on any assets of the Business or Sellers (to the extent related to the Business), (j) factored accounts receivable, (k) any deferred revenue or customer deposits, (l) any cash overdrafts or past-due payables, (m) any outstanding balance of any credit card of any Seller (to the extent related to the Business), (n) any deferred rent obligations, (o) any deferred maintenance, and (p) any accrued interest to and including the Closing Date in respect of any of the obligations described in the foregoing clauses (a) through (n) of this definition and all premiums, penalties, charges, fees, expenses and other amounts that are or would be due (including with respect to early termination) in connection with the payment and satisfaction in full of such obligations and the termination of all related Liens. Notwithstanding the foregoing and for the avoidance of doubt, Indebtedness shall not include any Transaction Costs.

“Indemnified Party” means either a Purchaser Indemnified Party or a Seller Indemnified Party, as applicable.

“Indemnifying Party” means any Person providing indemnification pursuant to the provisions of Article IX; provided that, for the avoidance of doubt, for purposes of Section 9.05 and Section 9.05(a), any Purchaser Indemnified Party shall be entitled to treat the Sellers' Representative as the Indemnifying Party, except that for claims pursuant to Section 9.02(b), the Indemnifying Party shall be the applicable Beneficial Owner.

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“Indemnity Escrow Account” means a segregated bank account maintained by the Escrow Agent, into which the Indemnity Escrow Amount will be deposited at the Closing.

“Indemnity Escrow Amount” means an amount equal to $242,994.00.

“Indemnity Escrow Release Date” means the date that is twelve (12) months following the Closing Date.

“Intellectual Property” means, in any and all jurisdictions throughout the world, all intellectual property, industrial and proprietary rights of any kind, including those arising from or in respect of the following, whether protected, created or arising under any Law, and all worldwide common law or statutory rights therein, arising therefrom, or associated therewith: (a) issued patents, patent applications (including provisionals, nonprovisionals, divisionals, continuations, continuations-in-part, extensions, reexaminations and reissues thereof), patent disclosures, inventions and invention disclosures (whether or not patentable or reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, transliterations, and combinations of the foregoing) and other identifiers of source of a like nature, whether registered or owned under common law, including all social media accounts, usernames and other digital identifiers, together with all goodwill associated with each of the foregoing (“Trademarks”); (c) domain name registrations, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); (d) copyrights and copyrightable works, including all original works of authorship; (e) rights in data (including customer data, product data, financial data and Personal Information), databases and other business information in any format or medium; (f) trade secrets and other rights in confidential information, formulas, including pricing models, bid costing protocols, customer lists, data and customer records, reports, software development or product development methodologies, technical information, proprietary business information, process technology, plans, drawings, blue prints, and know-how (whether patentable or unpatentable and whether or not reduced to practice) (collectively, “Trade Secrets”); (g) rights in Software; (h) all rights of publicity, including the right to use the name, voice, likeness, signature and biographies of real persons, together with all goodwill related thereto; (i)  all registrations and applications for any of the foregoing and any renewals or extensions thereof; and (j) the right to bring any cause of action related to past, present, or future infringement, misappropriation, or violation of the foregoing.

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, (a) relating to any Seller Intellectual Property, or (b) otherwise affecting the ability of the Business to use or disclose any Intellectual Property, in each case, to which any Seller is a party or beneficiary or by which any Seller or the Business is otherwise bound.

“Intellectual Property Assets” means all Intellectual Property that is owned or purportedly owned by any Seller (including, for the avoidance of doubt, all Seller Names).

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including any renewals or extensions thereof, registered Trademarks and copyrights, issued and reissued patents and pending applications for any of the foregoing, any Domain Names, and any social media accounts, usernames and other digital identifiers.

“Knowledge of Sellers” or “Sellers' Knowledge” or similar phrases means the actual knowledge of Wayne Woolsey, Rebecca Wollman-Roddick, and Brian Foley, and the knowledge such persons would have assuming reasonable due inquiry.

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“Latest Balance Sheet Date” means June 30, 2025.

“Law” means all laws (including common law), constitutions, treaties, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, whether under Law, Contract or otherwise, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any security interest, pledge, license, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, option, warrant, purchase right, commitment, right of first offer or refusal, lease, sublease, license, grant of a power to confess judgment, conditional sale and title retention agreement (including any lease in the nature thereof), charge, demand, security title, lien, encumbrance or other similar arrangement or interest in real or personal property.

“Losses” means all losses, claims, Liabilities, damages, Taxes, deficiencies, costs and expenses, including reasonable attorneys' and consultants' fees and expenses and all amounts incurred and paid in investigation, defense or settlement of, and of pursuing any insurance providers with respect to, any of the foregoing (in each case, whether involving a Third Party Claim or a direct indemnification claim under Article IX); provided, however, that “Losses” shall not include punitive or exemplary damages unless awarded as part of a Third Party Claim.

“Material Adverse Effect” means any change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations which, as a result of the occurrence or existence thereof, individually or in the aggregate with others, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, operations, results of operations, Liabilities, properties, assets or condition (financial or otherwise) of the Business, taken as a whole, or (b) the ability of any Seller Party to perform its obligations under any Transaction Documents; provided that, solely for purposes of clause (a) immediately foregoing, a Material Adverse Effect will not be deemed to have occurred if any change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations, directly or indirectly, giving rise to or otherwise attributable to the same after the date hereof consists of or results from (i) macroeconomic factors, political conditions and general business, financial or securities market conditions (including without limitation any disruption thereof), suspensions of trading, banking moratoriums, limitations on the extension of credit, (ii) changes or conditions that generally affect the industry in which the Business competes or operates, (iii) natural disasters, war (whether or not declared), terrorism or hostilities, or the escalation or worsening thereof, (iv) any epidemics, pandemics, disease outbreaks, or other public health emergencies or (v) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, further, that the change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations referred to in the preceding clauses (i) through (iv) shall only be excluded from this definition of “Material Adverse Effect” if, and only to the extent that, such change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations do not disproportionately affect the Business relative to similarly situated companies or businesses in the same industry.

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“Off-the-Shelf Software” means Software that is generally commercially available and is mass-marketed pursuant to a standard form click-wrap or shrink-wrap agreement that is not subject to any negotiation and does not include any handwritten signatures of the parties to such agreement and that involves a replacement cost or aggregate annual license and maintenance fees of less than $50,000.

“Ordinary Course of Business” means the ordinary course of business of the Business consistent with past custom and practice (including with respect to quantity and frequency).

“Paycheck Protection Program” means the Paycheck Protection Program established by the CARES Act.

“Permits” means all licenses, permits, franchises, approvals, authorizations, qualifications, clearances, registrations, notifications, exemptions, certificates of need, accreditations, certifications, declarations, participation agreements, consents or orders of, bonds required by, or filings with, any Governmental Authority necessary to carry on the Business.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or another entity.

“Personal Information” means information in any medium that alone or in combination with other information allows the identification of an individual person, device, or household. For clarity, Personal Information includes any “personal data,” “personal information,” “protected health information,” or other similarly defined data, as defined by and regulated under applicable Data Laws.

“PPACA” means the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended, and all rules, regulations and guidance promulgated thereunder.

“Pre-Closing Tax Period” means a taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Processing” means any operation or set of operations that is performed upon Personal Information or other Seller Data, whether or not by automatic means, such as receipt, collection, recording, organization, storage, handling, adaptation or alteration, retrieval, consultation, use, transfer, sharing disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Qualified Accounts Receivable” means, collectively, (a) Accounts Receivable that result from “progress” billing based on the Sellers' historical practice, as of immediately prior to the Closing, that are aged less than ninety (90) days and reasonably expected to be collectible in the Ordinary Course of Business; and (b) Accounts Receivable that result from “retention” billing based on the Sellers' historical practice that are aged less than 365 days and reasonably expected to be collectible in the Ordinary Course of Business.

“R&W Cap” means an amount equal to $242,994.00.

“R&W Insurer” means PartnerRe Ireland Insurance dac.

“R&W Policy” means that certain “buyer-side” representations and warranties insurance policy that Purchaser is obtaining from the R&W Insurer (Policy No. [***]), conditionally bound as of the date hereof with respect to the Transactions.

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“Real Property” means the, collectively, all real property and interests in real property, together with all buildings, structures, fixtures and improvements located thereon (including those under construction), and all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of such land, including all easements appurtenant to and for the benefit of such land, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

“Related Party” means (a) any current or former officer, director, manager, employee, member, equityholder or Affiliate of any Seller Party, and (b) any Associate of any such Person in the foregoing clause (a).

“Representative” means, with respect to any Person, such Person's officers and directors (or persons holding comparable positions), employees, consultants, independent contractors, subcontractors, leased employees, direct or indirect equityholders, controlling Persons, accountants, advisors, legal and other representatives, agents, executors, administrators, heirs, successors and permitted assigns.

“Restricted Event” means (a) change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Financial Statements; (b) change in cash management practices and policies, practices and procedures with respect to collection of Accounts Receivable, or establishment of reserves for uncollectible Accounts Receivable; (c) termination or receipt of notice of termination of any Permit; (d) entry into any Contract by any Seller or acceleration, termination, material modification to or cancellation of any Contract of any Seller, in each case, that would constitute a Material Contract; (e) incurrence, assumption or guarantee of any Indebtedness by any Seller other than unsecured obligations incurred in the Ordinary Course of Business; (f) transfer, assignment, sale or other disposition of any of the material assets shown or reflected in the Latest Balance Sheet, except for the sale of Inventory in the Ordinary Course of Business; (g) cancellation of any debts or claims or amendment, termination or waiver of any rights constituting the Purchased Assets, except for immaterial debts, claims, amendments, terminations or waivers in the Ordinary Course of Business; (h) transfer, assignment, lapse, abandonment, or grant of any license or sublicense of any material rights under or with respect to any of the Intellectual Property Assets (or Seller Intellectual Property that would have been Intellectual Property Assets but for any such action); (i) damage, destruction or loss, or any material interruption in use, of any of the Purchased Assets, whether or not covered by insurance; (j) making or committing to make any capital expenditure in excess of $50,000 individually or $100,000 in the aggregate; (k) incurring or suffering any Lien other than a Permitted Lien on any Purchased Asset; (l) (i) adopting, entering into, funding, changing the payments or benefits under, terminating or materially amending any Employee Benefit Plan or any arrangement that would be an Employee Benefit Plan if in effect on the Closing Date, (ii) (A) accelerating the vesting, payment or funding of any compensation or benefit to, (B) increasing the compensation or benefits of, or (C) granting, awarding or paying any equity or equity-based award, bonus, commission, retention, deferred compensation, severance or change of control incentives or other compensation or benefit to, any Business Service Provider, in each case other than annual base salary raises and bonuses consistent with past practice that do not exceed 3% in the aggregate or 5% for any individual, (iii) hiring or terminating any Business Service Provider with annual compensation in excess of $75,000, (iv) waiving, releasing or limiting in any material respect any restrictive covenant obligation of any Business Service Provider or (v) entering into any collective bargaining agreement or other Contract with any union, works council or labor organization; (m) loan to (or forgiveness of any loan to), or entry into any other transaction with, any current or former directors, officers or employees of any Seller or the Business; (n) failing to timely pay any supplier or other creditor any undisputed amount, delaying payment of accounts payable or otherwise deferring expenses; (o) filing by any Seller of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent by any Seller to the filing of any bankruptcy petition against it under any similar Law; or (p) entering into a Contract or making a binding commitment to do any of the foregoing or taking any action (or omitting to take any action) that could reasonably be expected to result in any of the foregoing, or (q) making, changing, or revoking any Tax election, surrendering the right to any Tax refund, changing any accounting period for Tax purposes, changing any method of accounting for Tax purposes, settling or compromising any proceeding related to Taxes, incurring any Taxes outside the Ordinary Course of Business, filing any amended Tax Return or entering into any agreement with any Taxing Authority (including a “closing agreement” within the meaning of Section 7121 of the Code).

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“Restricted Territory” means the United States of America, or any other geographical area in which the Business currently operates or has plans to operate imminently.

“Retained Taxes” means any and all Liabilities for (a) any Taxes related to the Excluded Assets or of any Seller (or any predecessor (deemed or actual) of any Seller), any Affiliate of any Seller, or the Beneficial Owners of any kind or description (including any Liability for Taxes of any Seller (or any predecessor (deemed or actual) of any Seller), any Affiliate of any Seller, or the Beneficial Owners including any such Taxes that become a Liability of Purchaser under any common law doctrine of de facto merger, transferee, or successor Liability or otherwise by operation of Contract or Law) in respect of or relating to any taxable period, (b) any Taxes of any Person related to the Business, the Purchased Assets or the Assumed Liabilities in respect of or relating to any Pre-Closing Tax Period, (c) any Taxes that arise out of the consummation of the Transactions (excluding any Transfer Taxes borne by Purchaser pursuant to Section 7.07), (d) any interest or penalties for late filing or failure to file any Tax Returns of Sellers (or any predecessor thereof, deemed or actual) or related to the Business, the Purchased Assets or the Assumed Liabilities or for failure to collect, deposit, or pay any Taxes of Sellers (or any predecessor thereof, deemed or actual) or any Taxes related to the Business, the Purchased Assets or the Assumed Liabilities in respect of or relating to any Pre-Closing Tax Period, (e) any Taxes, costs, or expenses in respect of the preparation and filing, amending, or refiling, any Tax Returns related to any matters set forth in the foregoing clauses (a) through (d), in respect of defending, negotiating or settling any Action with respect to any matters set forth in the foregoing clauses (a) through (d) in respect of otherwise mitigating (including through voluntarily approaching a Taxing Authority or entering into any voluntary disclosure agreement or similar program or agreement) in any manner set forth in the foregoing clauses (a) through (d), and (f) any Taxes imposed on any Person in respect of Seller not notifying all of the Taxing Authorities in the jurisdictions that may impose Taxes on Seller or where Seller has a duty to file Tax Returns of the Transactions in the form and manner required by such Taxing Authorities or not receiving any applicable tax clearance certificate or as a result of any Bulk Sales Laws.

“Sanctioned Person” means any Person (a) that is the subject or target of Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, any member state thereof, or any other applicable Sanctions authority, or (b) fifty percent (50%) or more owned or otherwise controlled by any such Person or Persons.

“Sanctions” means all Laws relating to economic, financial, export, trade or other similar sanctions administered or enforced by any applicable Governmental Authority, including the U.S. Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, and any member state thereof.

“Security Incident” means (a) any unauthorized access, acquisition, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or other Seller Data, (b) inadvertent, unauthorized or unlawful sale or rental of Personal Information or other Seller Data, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Systems.

“Seller Data” means all data, information or database of data or information, in any format or medium, including proprietary or confidential information, Personal Information, customer and product data and financial data, in the possession, custody or control of any Seller, or otherwise held or subject to Processing on any Seller's behalf or in the conduct of the Business, or otherwise necessary for the conduct of the Business.

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“Seller Intellectual Property” means all (a) Intellectual Property Assets, and (b) Intellectual Property used in, held or licensed for use in, or necessary for the conduct of the Business as currently, formerly or proposed to be conducted.

“Seller Names” means all (a) corporate or other entity names, assumed names, fictitious names, trade names or other similar names used by any Seller or in the Business up to the Closing or otherwise contained in any of the Purchased Assets, (b) Trademarks contained in any Intellectual Property Assets, and (c) all other words, expressions or identifiers of source confusingly similar thereto or constituting any derivation or abbreviation of any of the foregoing.

“Seller Pro Rata Percentage” means, with respect to each Seller, the percentage set forth opposite such Seller's name under the heading “Seller Pro Rata Percentage” on the Closing Certificate.

“Software” means any and all (a) computer programs, operating systems, applications, mobile device applications, and architectures, libraries, firmware and middleware, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (d) programmer and user documentation, including user manuals and training materials, relating to any of the foregoing and (e) any derivations, updates, translations, adaptations, modifications, enhancements and customization of any of the foregoing, whether in machine-readable form or programming language and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

“Straddle Period” means a taxable period beginning on or prior to the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which, if a (a) corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing director, board of managers, managing member or general partner of such partnership, limited liability company or other business entity.

“Systems” means the information technology assets, computer systems, devices, mobile devices, equipment, Software, hardware, servers, networks, telecommunications capabilities (including all voice, data and video networks), peripheral IT equipment (including printers, scanners, routers, switches, and removable media), platforms and other similar or related systems or services that are owned, purportedly owned, used by or held for use by any Seller or relied on in the conduct of the Business.

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“Tax” means (a) any U.S. federal, state, or local or non-U.S. taxes, charges, fees, fines, customs, duties, tariffs, imposts, levies or other similar assessments or Liabilities of any kind (including income, gross income, net income, receipts, ad valorem, value added, excise, real or personal property, sales, occupation, service, stamp, transfer, registration, natural resources, severance, premium, windfall or excess profits, environmental, customs duties, use, licensing, healthcare, escheat or unclaimed property (in each case whether treated as a tax under local Law), withholding, employment, social security, unemployment, disability, payroll, share, capital, surplus, alternative, minimum, add-on minimum, estimated, franchise, disallowed or invalid governmental credit or refund or any other taxes, charges, fees, levies or other similar assessments or Liabilities of any kind whatsoever and denominated by any name whatsoever), in each case, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, fines, penalties, assessments, deficiencies or additions thereto, in each case, whether contested or not or whether or not due or payable, (b) any and all Liabilities for amounts described in the foregoing clause (a) imposed as a result of being a member of an affiliated, consolidated, combined, unitary group or similar group, and (c) any and all Liability for amounts described in the foregoing clauses (a) or (b) of any Person payable as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, by Contract, by operation of Law or pursuant to any Law, rule or regulation or otherwise.

“Tax Representations” means the representations and warranties set forth in Section 4.19 (Taxes) and, to the extent related to Taxes, the representations and warranties set forth in Section 4.08 (Absence of Certain Changes, Events and Conditions), Section 4.17 (Employee Benefit Matters) and Section 4.18 (Employment Matters).

“Tax Return” means any U.S. federal, state, or local, or non-U.S. or other applicable return, declaration, estimated return, report, claim for refund, information return or statement or other document (including any amendment thereto and any related or supporting schedules, statements or information) with respect to any Taxes filed or required to be filed with the IRS or any other Governmental Authority or Taxing Authority or agency or in connection with the determination, assessment or collection of any Tax of any Party or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Tax Sharing Agreement” means a Contract (or portion thereof), a principal purpose of which is the sharing or allocation of, or indemnification for, Taxes.

“Taxing Authority” means any Governmental Authority having or purporting to have jurisdiction with respect to any Tax.

“Toughey Employment Agreement” means the employment agreement, in form and substance mutually agreeable to the Parties, to be entered into at the Closing by and between Purchaser and Ralston Toughey.

“Transaction Cost Amount” means the aggregate amount of unpaid Transaction Costs of Sellers as of immediately prior to the Closing as set forth on the Transaction Cost Schedule.

“Transaction Cost Schedule” means a schedule setting forth the Transaction Cost Amount (and each constituent Transaction Cost), as certified by Sellers, including the amounts owed to each obligee thereof and payment instructions with respect thereto.

“Transaction Costs” means any and all (a) fees and expenses (including legal, accounting, broker's, investment bankers' and finder's fees and expenses) incurred by or on behalf of any Seller in connection with the Transactions or the planning, structuring, negotiating or consummation of the Transactions, (b) severance (including “double trigger” severance), termination or similar payments or benefits, change of control payments or benefits and any transaction, loan forgiveness, retention, or similar payments or benefits, in each case, in whole or in part, payable, triggered by, accelerating, accruing or arising as a result of the Transactions (whether alone or in connection with any other event, including the passage of time), and the employer portion of any employment, payroll, and similar Taxes or other statutorily required payments payable in connection therewith or in connection with the payment or vesting of any equity and equity-based incentives or any other compensatory amounts, (c) all costs and expenses (including any legal fees) incurred in connection with obtaining the consents listed on Section 4.03 of the Disclosure Schedules, (d) all premiums and fees payable in respect of the Runoff Policies, (e) fifty percent (50%) of the fees and expenses payable to the Escrow Agent in connection with the Transactions (except as otherwise provided in the Escrow Agreement) and (f) 50% of all payments and costs of or associated with the R&W Policy (including any premiums, commissions, taxes and other charges, fees or expenses of the underwriter(s) of such policy).

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“Transaction Documents” means this Agreement, the Escrow Agreement, the Employment Agreements and any other agreements, certificates, instruments or documents required to be delivered pursuant hereto.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Treasury Regulations” means the regulations under the Code promulgated by the United States Treasury Department.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign Laws related to plant closings, relocations, mass layoffs and employment losses.

“Wollman-Roddick Employment Agreement” means the employment agreement, in form and substance mutually agreeable to the Parties, to be entered into at the Closing by and between Purchaser and Rebecca Wollman-Roddick.

“Woolsey Employment Agreement” means the employment agreement, in form and substance mutually agreeable to the Parties, to be entered into at the Closing by and between Purchaser and Wayne Woolsey.

“Working Capital” means an amount (which may be positive or negative) equal to the total current assets of Sellers solely to the extent comprising Purchased Assets and that are included in the line item categories of current assets specifically identified on Exhibit B minus the total current liabilities of Sellers solely to the extent comprising Assumed Liabilities and that are included in the line item categories of current liabilities specifically identified on Exhibit B, in each case, determined in accordance with the GAAP (subject to the adjustments set forth on Exhibit B); provided that (a) current assets shall not include any Excluded Assets or any Accounts Receivable other than Qualified Accounts Receivable and (b) current liabilities shall not include any Excluded Liabilities or Closing Indebtedness.

Article II
Purchase and Sale

Section 2.01     Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from each Seller, free and clear of any Liens other than Permitted Liens, all of such Seller's right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (but expressly excluding the Excluded Assets), which relate to, or are used or held for use in connection with, the Business or are otherwise owned by such Seller (collectively, the “Purchased Assets”), including the following:

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(a)     all accounts or notes receivable, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(b)     all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories, including any right or interest that any Seller may have to any of the foregoing held on a consignment basis or otherwise on behalf of another party (including warehouse liens thereon) (“Inventory”);

(c)     all Contracts, including Intellectual Property Agreements, listed on the Purchased Assets Schedule hereto (“Assigned Contracts”);

(d)     all of the Sellers' rights with respect to Seller Intellectual Property;

(e)     all Seller Data;

(f)     all of the Sellers' rights with respect to Systems;

(g)     all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property (including, for the avoidance of doubt, any equipment or other personal property financed under any Closing Repaid Indebtedness) (“Tangible Personal Property”);

(h)     all Permits required for the conduct of the Business or the ownership and use of the Purchased Assets, including those listed on Section 4.09(b) of the Disclosure Schedules, in each case, to the extent such Permits can be transferred under applicable Law;

(i)     all rights to any Actions of any nature available to or being pursued by any Seller or any of such Seller's Affiliates related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(j)     all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of Taxes) listed on the Purchased Assets Schedule hereto;

(k)     all rights of any Seller under warranties, indemnities and similar rights against third parties arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities;

(l)     all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities;

(m)     originals, or where not available, copies, of all books and records of any Seller, including books of account, ledgers and general, financial, Tax and accounting records, non-income Tax Returns, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Intellectual Property Assets and Intellectual Property Agreements (“Books and Records”);

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(n)     the assets, properties and rights specifically set forth on the Purchased Assets Schedule hereto; and

(o)     all goodwill and the going concern value of the Business.

To the extent that any of the Purchased Assets are held by an Affiliate of any Seller, such Seller shall cause such Affiliate to transfer such Purchased Assets to Purchaser or its designee pursuant to the terms of this Agreement. Purchaser may designate any of its Affiliates to be the transferee of any particular Purchased Assets.

Section 2.02     Excluded Assets. Notwithstanding the provisions of Section 2.01 or any other provision in this Agreement to the contrary, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a)     cash and cash equivalents, including the amounts of any received but uncleared checks, drafts and wires, in each case, to the extent there is a corresponding reduction in Qualified Accounts Receivable;

(b)     all Contracts other than the Assigned Contracts, including the Contracts set forth on the Excluded Contracts Schedule hereto (“Excluded Contracts”);

(c)     bank accounts, safe deposit boxes, money market accounts, and similar accounts and depositories;

(d)     all insurance policies of Sellers and any rights thereunder (including claims, rights to proceeds, premium refunds, retrospective premium adjustments, experience refunds, dividends and collateral), and all rights to insurance recoveries/proceeds related to (i) the Excluded Assets or Excluded Liabilities or (ii) the Runoff Policies;

(e)     the corporate seals, organizational documents, Charter Documents, minute books, income Tax identification number, books of account or other records having to do with the corporate organization of any Seller;

(f)     any employee-related or employee benefit-related files or records, and any other books and records which any Seller is prohibited from disclosing or transferring to Purchaser under applicable Law;

(g)     Employee Benefit Plans and assets attributable thereto;

(h)     any Privileged Communications;

(i)     all income Tax Returns of any Seller and the related books, records and workpapers related thereto; provided, that each Seller shall provide to Purchaser copies of any such income Tax Returns or related books, records or workpapers to the extent reasonably requested by Purchaser and related to the ongoing operation of the Business;

(j)     all federal, state and local taxpayer identification numbers or Tax account numbers of any Seller;

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(k)     the assets, properties and rights specifically set forth on the Excluded Assets Schedule hereto;

(l)     rights to Accounts Receivable that are not Qualified Accounts Receivable; and

(m)     the rights which accrue or will accrue to any Seller under the Transaction Documents.

Section 2.03     Assumed Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Purchaser shall assume and agree to pay, perform and discharge only the following Liabilities of Sellers (collectively, the “Assumed Liabilities”), and no other Liabilities:

(a)     all trade accounts payable of Sellers to third parties in connection with the Business that remain unpaid as of the Closing and are specifically included in the calculation of Closing Working Capital;

(b)     all executory obligations arising under the Assigned Contracts, but only to the extent that such obligations are required to be performed after the Closing Date, were incurred in the Ordinary Course of Business and do not relate to any failure to perform, improper performance, warranty (other than a De Minimis Post-Closing Warranty Claim assumed pursuant to Section 2.03(c)) or other breach, default or violation by Sellers or any other Person on or prior to the Closing Date; and

(c)     all De Minimis Post-Closing Warranty Claims, to the extent such claims do not exceed the De Minimis Claim Cap.

Section 2.04     Excluded Liabilities. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Purchaser shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Sellers or any of Sellers' Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, the Excluded Liabilities shall include the following:

(a)     any Liabilities of any Seller or any Affiliates of any Seller arising or incurred in anticipation of or in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents, the transactions contemplated hereby and thereby or any related or alternative transactions, including fees and expenses of counsel, accountants, consultants, advisers and others;

(b)     any Retained Taxes;

(c)     any Liabilities relating to or arising out of the Excluded Assets;

(d)     any Liabilities in respect of any Action arising out of, relating to or otherwise in respect of the Business, the Purchased Assets or the Assumed Liabilities to the extent such Action relates to the operation of the Business or any matter occurring prior to the Closing;

(e)     any Liabilities arising under or in connection with the sponsorship of, and all assets maintained pursuant to, in connection with or attributable to, including the insurance contracts and administrative services agreements pertaining to, any benefit or compensation agreements, plans, policies, programs, contracts or arrangements at any time maintained, sponsored or contributed or required to be contributed to by any Seller, any Affiliates of any Seller or the Business or with respect to which any Seller, any Affiliates of any Seller or the Business has any Liability, including, for the avoidance of doubt, all Employee Benefit Plans, except as otherwise required for COBRA under Section 7.01(g), and any failure to comply with the requirements of the PPACA, including any Liabilities pursuant to Section 4980D of the Code;

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(f)     any Liabilities for any Business Service Provider, including any Liabilities associated with any claims for wages or other benefits, bonuses, commissions, incentives (including equity or equity-based incentives) accrued vacation, sick day, paid time off, workers' compensation, deferred compensation, severance, retention, termination, change in control, notice or other payments or benefits and any Liabilities and claims relating to the misclassification of any Business Service Provider, except as otherwise required for COBRA under Section 7.01(g);

(g)     any (i) Action, Governmental Order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, arising out of, based on or resulting from the presence, release of, or exposure to, any Hazardous Materials, or any actual or alleged non-compliance with any Environmental Law or term or condition of any Permit issued to any Seller or any Affiliates of any Seller under any Environmental Law, or (ii) Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing Date or otherwise to the extent arising out of any actions or omissions of any Seller;

(h)     any (i) Indebtedness or related Liabilities of any Seller or the Business, including any trade accounts payable that are past due or that constitute intercompany payables owing to any Affiliate of any Seller, (ii) Indebtedness or other Liabilities arising in connection with participation by any Seller in, or application by any Seller to, the Paycheck Protection Program or any other program provided or administered by the United States Small Business Administration (including the incurrence, repayment or failure to make repayment thereof, the application, eligibility and compliance thereto or therewith, and any Action in any way related thereto), and (iii) current liabilities not included in Working Capital;

(i)     any Liabilities of any Seller or the Business relating to or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that are issued to any Seller by the customers of the Business on or before the Closing, other than Assumed Liabilities expressly assumed by Purchaser pursuant to this Agreement;

(j)     any Liabilities of any Seller or the Business to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of any Seller or the Business (including with respect to any breach of fiduciary obligations by same);

(k)     any Liabilities under the Excluded Contracts or, except to the extent expressly assumed by Purchaser pursuant to this Agreement as an Assumed Liability, any other Contracts of any Seller;

(l)     any Liabilities arising out of, in respect of or in connection with the failure by any Seller or any Affiliates of any Seller to comply with any Law or Governmental Order;

(m)     any Liabilities for De Minimis Post-Closing Warranty Claims in excess of the De Minimis Claim Cap; or

(n)     any other Liabilities of any Seller or any Affiliate of any Seller arising out of, resulting from, relating to or incurred in connection with the conduct of the Business, or the ownership of any of the Purchased Assets, prior to the Closing, other than to the extent such Liabilities constitute Assumed Liabilities; provided that nothing in this Section 2.04(n) shall alter the scope of Liabilities expressly assumed as Assumed Liabilities under Section 2.03.

Section 2.05     Purchase Price; Closing Certificate; Estimated Closing Consideration.

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(a)     The aggregate consideration payable to Sellers hereunder in exchange for the Purchased Assets and the assumption of Assumed Liabilities shall be comprised of (the “Purchase Price”), subject to adjustment as set forth in Section 2.06: (i) the Base Closing Consideration, (ii) increased by the amount (if any) by which Closing Working Capital exceeds Base Working Capital, or as decreased by the amount (if any) by which Base Working Capital exceeds Closing Working Capital.

(b)     Sellers have delivered to Purchaser (i) a certificate, duly certified by a duly authorized officer of each Seller, in form and substance mutually agreeable to the Parties (the “Closing Certificate”), setting forth (A) Sellers' good faith estimate of Closing Working Capital (the “Estimated Working Capital”), (B) the resulting Closing Payment Amount based on the Estimated Working Capital, (C) the Seller Pro Rata Percentage of each Seller, (D) the Beneficial Owner Pro Rata Percentage of each Beneficial Owner, and (E) wire transfer information for the accounts designated by each Seller (the “Accounts”) for the payment of the Closing Payment Amount or any amounts payable under Section 2.06(c), (ii) (A) the Closing Indebtedness Schedule, duly certified by a duly authorized officer of each Seller, and (B) payoff letters (the “Payoff Letters”) with respect to the Closing Repaid Indebtedness, duly executed by the applicable holders thereof, and which Payoff Letters authorize the release of the Liens granted in connection with or otherwise securing any such Closing Repaid Indebtedness (other than Permitted Liens), including any UCC termination statements, and (iii) the Transaction Cost Schedule, duly certified by a duly authorized officer of each Seller, in form and substance mutually agreeable to the Parties. Concurrently with delivery of the Closing Certificate, Sellers also delivered to Purchaser, in detail reasonably acceptable to Purchaser, all information on which the calculations reflected in the Estimated Working Capital are based. Each of the Parties acknowledges and agrees that Purchaser shall have the right to rely on the Seller Pro Rata Percentages, Beneficial Owner Pro Rata Percentages and Accounts set forth in the Closing Certificate, and that Purchaser shall have no Liability to any Seller Party or any other Person in respect of its obligation to pay the Closing Payment Amount upon satisfaction of its obligations pursuant to Section 2.06.

(c)     The Base Closing Consideration, as increased by the amount (if any) by which Estimated Working Capital exceeds Base Working Capital, or as decreased by the amount (if any) by which Base Working Capital exceeds Estimated Working Capital is referred to as “Estimated Closing Consideration”. The Base Closing Consideration, as increased by the amount (if any) by which Closing Working Capital, as finally determined in accordance with Section 2.06, exceeds Base Working Capital, or as decreased by the amount (if any) by which Base Working Capital exceeds Closing Working Capital, as finally determined in accordance with Section 2.06 is referred to as “Actual Closing Consideration”.

Section 2.06     Purchase Price Adjustment.

(a)     Within ninety (90) days after the Closing Date, Purchaser shall prepare and deliver to the Sellers' Representative a statement (the “Post-Closing Statement”), which will reflect Purchaser's determination of Closing Working Capital.

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(b)     If the Sellers' Representative in good faith disagrees with Purchaser's determination of Closing Working Capital, the Sellers' Representative shall, within thirty (30) days after delivery by Purchaser of the Post-Closing Statement, deliver a written notice (a “Notice of Disagreement”) to Purchaser setting forth (i) each item of dispute (each, an “Item of Dispute”), (ii) in reasonable detail, the dollar amount and the basis for such dispute and (iii) the Sellers' Representative's calculation of such Item of Dispute. If Purchaser does not receive a Notice of Disagreement within thirty (30) days after delivery by Purchaser of the Post-Closing Statement, the Post-Closing Statement shall be conclusive and binding upon the Parties. If Purchaser receives a Notice of Disagreement within thirty (30) days after delivery by Purchaser of the Post-Closing Statement, Purchaser and the Sellers' Representative shall attempt in good faith to resolve each Item of Dispute (and all such discussions related thereto shall, unless otherwise agreed by Purchaser and the Sellers' Representative, be governed by Rule 408 of the Federal Rules of Evidence (and any applicable similar state rule)), and, if any Item of Dispute is so resolved, the Post-Closing Statement and Notice of Disagreement shall be modified to the extent necessary to reflect such resolution. If any Item of Dispute remains unresolved as of the thirtieth (30th) day after timely delivery of a Notice of Disagreement, Purchaser and the Sellers' Representative shall jointly retain an independent accounting firm upon which Purchaser and the Sellers' Representative mutually agree in writing (the “Accountants”) to resolve such remaining disagreement, it being understood that any item not included as an Item of Dispute in a Notice of Disagreement in the form delivered to the Accountants shall be conclusive and binding upon each of the Parties as set forth on the Post-Closing Statement. Purchaser and the Sellers' Representative shall request that the Accountants render a determination as to each unresolved Item of Dispute as soon as practicable after their retention, and, in any event, within forty-five (45) days, and Purchaser, the Sellers' Representative, each of the Seller Parties, and each of their respective Representatives, shall cooperate with the Accountants, and shall provide the Accountants with reasonable access to their respective books, records, personnel and Representatives and such other information as the Accountants may reasonably request, so as to enable them to make such determination as quickly and accurately as practicable. In no event shall the Parties engage in any ex parte communication (whether written or oral) with the Accountants. The Accountants shall consider only those items and amounts that were set forth in the Post-Closing Statement and Notice of Disagreement (i.e., not an independent review) and that remain unresolved by Purchaser and the Sellers' Representative, and must be based upon whether the Items of Dispute contained mathematical errors or were inconsistent with the definitions in this Agreement, and in resolving any Item of Dispute, the Accountants may not assign a value to any item greater than the greatest value for such item claimed by Purchaser or the Sellers' Representative nor less than the smallest value for such item claimed by Purchaser or the Sellers' Representative. In addition to the foregoing, any disputes regarding the dispute resolution process contemplated under this Section 2.06 shall also be submitted to the Accountants. The Accountants' determination shall be based upon the definitions of Closing Working Capital (and the constituent definitions thereof) included herein, and the presentations by Purchaser and the Sellers' Representative made to the Accountants in accordance herewith. The Accountants' determination of each Item of Dispute submitted to them shall be in writing, shall conform with this Section 2.06 and, absent fraud or manifest error, shall be conclusive and binding upon each of the Parties, and the Post-Closing Statement shall be modified to the extent necessary to reflect such determination. The Accountants shall allocate their fees, costs and expenses between Purchaser on the one hand, and the Sellers' Representative, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each such Person bears to the amount actually contested by such Person. The prevailing party also shall be reimbursed by the non-prevailing party for the prevailing party's reasonable out-of-pocket attorneys' and accountants' fees and costs incurred in connection with the resolution of any dispute with respect to the Post-Closing Statement. Purchaser and the Seller Parties agree that the procedures set forth in this Section 2.06(b) for resolving disputes with respect to the Post-Closing Statement and the items set forth therein shall be the sole and exclusive method for resolving any such disputes; provided that this provision shall not prohibit Purchaser or the Seller Parties from instituting litigation to enforce any final determination made by the Accountant pursuant to this Section 2.06(b) in any court of competent jurisdiction.

(c)     Adjustment.

(i)     If the Actual Closing Consideration is greater than the Estimated Closing Consideration (the amount of such difference, the “Surplus Amount”), then (A) Purchaser (or its designee) shall pay (or cause to be paid) to Sellers (in accordance with their respective Seller Pro Rata Percentages and to the applicable Accounts) an aggregate amount equal to the Surplus Amount; and (B) Purchaser and the Sellers' Representative shall jointly instruct the Escrow Agent to release the then-remaining balance of the Adjustment Escrow Account to Sellers (in accordance with their respective Seller Pro Rata Percentages and to the applicable Accounts).

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(ii)     If the Actual Closing Consideration is less than the Estimated Closing Consideration (the amount of such difference, the “Shortfall Amount”), then Purchaser and the Sellers' Representative shall issue joint written instructions to the Escrow Agent to disburse from the Adjustment Escrow Account (A) to Purchaser, the Shortfall Amount and (B) to Sellers (in accordance with their respective Seller Pro Rata Percentages and to the applicable Accounts) the balance of the Adjustment Escrow Account (if any) following the disbursement of the Shortfall Amount to Purchaser. If the Shortfall Amount is greater than the balance of the Adjustment Escrow Account (such excess, the “Adjustment Excess Amount”), then Purchaser and the Sellers' Representative shall jointly instruct the Escrow Agent to release all funds in the Adjustment Escrow Account to Purchaser and, at Purchaser's option, (A) Purchaser and the Sellers' Representative may include in the joint written instructions to the Escrow Agent referenced above further instructions directing the Escrow Agent to release to Purchaser from the Indemnity Escrow Account an amount equal to the Adjustment Excess Amount, (B) Purchaser may direct the Sellers to pay (severally in accordance with their respective Seller Pro Rata Percentage) and, if any Seller fails to promptly pay, the Beneficial Owners to pay (severally in accordance with their respective Beneficial Owner Pro Rata Percentages) to Purchaser an amount equal to the Adjustment Excess Amount, by wire transfer of immediately available funds to an account designated by Purchaser, or (C) Purchaser may exercise any combination of the remedies set forth in clauses (A) or (B) immediately foregoing with the aggregate sum of the amount released from the Indemnity Escrow Account, plus the amount collected directly from the Beneficial Owners equaling the Adjustment Excess Amount.

(d)     Manner of Payments. Subject in each case to any offset pursuant to Section 11.12, (i) all instructions to the Escrow Agent contemplated by this Section 2.06 shall be given within five (5) Business Days after determination of the Actual Closing Consideration in accordance with Section 2.06(b), and (ii) all payments required to be made by this Section 2.06 shall be made within five (5) Business Days after the final determination of the Actual Closing Consideration, in each case, by wire transfer of immediately available funds to a bank account designated in writing by the applicable payee.

(e)     Purchase Price Adjustment. Except as otherwise required by applicable Law, for Tax purposes, any payment made pursuant to this Section 2.06 shall be treated as an adjustment to the Purchase Price.

Section 2.07     Allocation of Purchase Price. The Purchase Price (including assumption of the Assumed Liabilities (plus other relevant items treated as consideration for Tax purposes)) shall be allocated for all applicable Tax purposes amongst the following categories of Purchased Assets as reasonably determined by Purchaser: (x) the Purchased Assets acquired from Kiwi Construction (the “Kiwi Construction Tax Purchase Price”), (y) the Purchased Assets acquired from Kiwi East (the “Kiwi East Tax Purchase Price”) and (z) to the Purchased Assets acquired from Metal Tech (the “Metal Tech Tax Purchase Price”). Within one hundred twenty (120) days after the final determination of the Purchase Price, Purchaser shall provide to Sellers a draft allocation of each of the Kiwi Construction Tax Purchase Price, Kiwi East Tax Purchase Price and the Metal Tech Tax Purchase Price among the Purchased Assets acquired from Kiwi Construction, Kiwi East and Metal Tech, respectively, each in accordance with Section 1060 of the Code and the Purchase Price Allocation Methodology Schedule (each, a “Draft Allocation Schedule”). If within thirty (30) days after receipt of the Draft Allocation Schedules, Sellers notify Purchaser in writing that the allocation of one or more items reflected in the Draft Allocation Schedules is not a reasonable allocation, Purchaser and Sellers will negotiate in good faith to resolve such dispute. If Purchaser and Sellers fail to resolve such dispute within thirty (30) days, the Accountants (as defined in Section 2.06 of this Agreement) shall determine whether the allocation was reasonable and, if not reasonable, shall appropriately revise the Draft Allocation Statement (with the fees and expenses of the Accountants to be borne 50% by Sellers and 50% by Purchaser). If Sellers do not respond within thirty (30) days, or upon resolution of the disputed items, the allocation reflected on the Draft Allocation Schedules (as such may have been adjusted) shall be the “Final Allocation Schedules” and shall be binding on the parties hereto. Without limiting the generality of the foregoing, after the Closing, the Parties shall be bound by, and will make consistent use of, the Final Allocation Schedules as finally determined pursuant to this Section 2.07 for all Tax purposes and in all filings, declarations and reports with any Taxing Authority in respect thereof, and the Parties agree not to take any position inconsistent therewith for any Tax purpose, except as required by applicable Law. In the event that any Final Allocation Schedule is disputed by any Governmental Authority, the Party receiving notice of such dispute shall promptly notify and consult with the other Parties and keep the other Parties apprised of material developments concerning resolution of such dispute. Any adjustments to the Purchase Price pursuant to Section 2.06 or Section 9.09 herein shall be allocated in a manner consistent with the Final Allocation Schedules.

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Section 2.08     Withholding Rights. Purchaser and its Affiliates shall be entitled to deduct and withhold from or cause there to be deducted or withheld from amounts otherwise payable pursuant to the Transaction Documents such amounts as any such Person determines is required to be deducted and withheld under any provision of federal, state, local or non-U.S. Tax Law. Purchaser agrees to use commercially reasonable efforts to provide notice to Sellers in advance of the Closing Date of the nature and type of Tax withholding that Purchaser determines to be required and to use commercially reasonable efforts to reasonably cooperate with Sellers to provide documentation to Purchaser with a view to minimizing or eliminating such withholding. Any such deducted or withheld amounts shall be treated for all purposes of such Transaction Document as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.09     Third-Party Consents. To the extent that any rights of any Seller or any Affiliate thereof under any Contract or Permit constituting Purchased Assets, or any other Purchased Asset, may not be assigned to Purchaser without the consent of another Person (which has not been obtained), this Agreement shall not constitute an assignment thereof if an attempted assignment would constitute a breach thereof, be unlawful or cause such Contract, Permit or other Purchased Asset to be void, and such Seller, at such Seller's sole expense, shall use reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Purchased Asset in question such that Purchaser would not in effect acquire the benefit of all such rights, such Seller, to the maximum extent permitted by Law and the applicable Purchased Asset, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate with Purchaser, to the maximum extent permitted by Law and the applicable Purchased Asset, in any other reasonable arrangement designed to provide such benefits to Purchaser. Notwithstanding any provision in this Section 2.09 to the contrary, Purchaser shall not be deemed to have waived any of its rights under Section 3.02(a)(xiv) unless and until Purchaser either provides a written waiver thereof or elects in writing to proceed to consummate the Transactions at Closing.

Article III
Closing

Section 3.01     Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by electronic exchange of documents and signatures on the date hereof or on such other date as is mutually agreed upon by Purchaser and the Sellers' Representative. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

Section 3.02     Closing Deliverables.

(a)     At or prior to the Closing, Sellers shall deliver (or cause to be delivered) to Purchaser the following:

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(i)     a bill of sale, in form and substance mutually agreeable to the Parties (the “Bill of Sale”), transferring the Tangible Personal Property included in the Purchased Assets to Purchaser, duly executed by each Seller;

(ii)     an assignment and assumption agreement, in form and substance mutually agreeable to the Parties (the “Assignment and Assumption Agreement”), effecting the assignment to and assumption by Purchaser of the Purchased Assets and Assumed Liabilities, duly executed by each Seller;

(iii)     one or more intellectual property assignment agreements, in form and substance mutually agreeable to the Parties (the “Intellectual Property Assignment Agreements”), evidencing the transfer of all of Sellers' right, title and interest in and to the Intellectual Property Assets to Purchaser and as necessary to record and perfect such transfer, duly executed by the applicable Seller;

(iv)     with respect to each of the Leases that constitutes a Purchased Asset, an assignment and assumption of lease agreement (each, an “Assignment and Assumption of Lease”), in form and substance mutually agreeable to the Parties, each duly executed by the applicable Seller and the applicable landlord party thereto;

(v)     a new real property lease for the premises at 147 Deer Crossing, Vonore, TN 37885, in form and substance mutually agreeable to the Parties (the “Tennessee New Lease”), duly executed by TN Crossing LLC, a Tennessee limited liability company;

(vi)     a new real property lease for the premises at 31709 Haun Road, Menifee, California 92584, in form and substance mutually agreeable to the Parties (the “California New Lease”), duly executed by Peter Brady, an individual;

(vii)     a certificate, in form and substance satisfactory mutually agreeable to the Parties, dated as of the Closing Date and signed by the Secretary or Assistant Secretary (or equivalent officer) of each Seller, certifying (A) that attached thereto are true and complete copies of all resolutions adopted by the board of directors or managers (or other governing body) of such Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions, (B) the names and signatures of the officers of such Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder, (C) that attached thereto is a certificate of good standing of such Seller, dated as of no more than ten (10) Business Days prior to the Closing Date, from the jurisdiction in which such Seller is formed, and (D) that attached thereto are true and complete copies of all Charter Documents of such Seller;

(viii)     Equity Grant Agreements, duly executed by each person set forth on the Equity Grant Schedule;

(ix)     the Foley Employment Agreement, duly executed by Brian Foley;

(x)     the Woolsey Employment Agreement, duly executed by Wayne Woolsey;

(xi)     the Wollman-Roddick Employment Agreement, duly executed by Rebecca Wollman-Roddick;

(xii)     the Toughey Employment Agreement, duly executed by Ralston Toughey;

(xiii)     the Escrow Agreement, duly executed by the Sellers' Representative;

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(xiv)     fully executed versions of the notifications, filings, registrations, approvals, consents and waivers set forth on the Required Consents Schedule, in each case, in form and substance mutually agreeable to the Parties;

(xv)     copies of termination instruments, in form and substance mutually agreeable to the Parties, evidencing the termination of the agreements and documents set forth on the Termination Instruments Schedule hereto, in each case, with no further obligation of any Seller and otherwise on terms and in form reasonably satisfactory to Purchaser;

(xvi)     the Payoff Letters;

(xvii)     a duly completed and executed IRS Form W-9 for each Seller establishing that such Seller is exempt from U.S. back-up withholding; and

(xviii)     evidence, reasonably satisfactory to Purchaser, that (i) the Sellers have (A) secured from each Person who has a right to any payments or benefits as a result of or in connection with the transactions contemplated by this Agreement that would be deemed to constitute “parachute payments” under Section 280G of the Code a waiver of such Person's rights to some or all of such payments or benefits (the “Waived 280G Benefits”) applicable to such Person so that all remaining payments or benefits applicable to such Person shall not be deemed to be “excess parachute payments” that would not be deductible under Section 280G of the Code, and (B) sought the approval of its shareholders who are entitled to vote in a manner that complies with Section 280G(b)(5)(B) of the Code and Treasury Regulations Section 1.280G-1, which shall include adequate written disclosure to all shareholders who are entitled to vote prior to such vote, of any such Waived 280G Benefits, and (ii) either (A) the requisite number of shareholder votes was obtained with respect to the Waived 280G Benefits (the “280G Approval”), or (B) that the 280G Approval was not obtained, and, as a consequence, the Waived 280G Benefits shall not be made or provided.

(b)     At or prior to the Closing, Purchaser shall deliver (or cause to be delivered) to Sellers (except as otherwise noted) the following:

(i)     the Closing Payment Amount to Sellers (in accordance with their respective Seller Pro Rata Percentages and to the applicable Accounts), by wire transfer of immediately available funds to the applicable Accounts designated in the Closing Certificate;

(ii)     the Escrow Amount to the Escrow Agent, subject to the conditions in this Agreement and the Escrow Agreement;

(iii)     the Bill of Sale, duly executed by Purchaser;

(iv)     the Assignment and Assumption Agreement, duly executed by Purchaser;

(v)     each Assignment and Assumption of Lease, duly executed by Purchaser;

(vi)     the Tennessee New Lease, duly executed by Purchaser;

(vii)     the California New Lease, duly executed by Purchaser;

(viii)     the Intellectual Property Assignment Agreements, duly executed by Purchaser;

(ix)     the Employment Agreements, each duly executed by Purchaser;

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(x)     the Escrow Agreement, duly executed by Purchaser and the Escrow Agent;

(xi)     Equity Grant Agreements, duly executed by Janus International Group, Inc., a Delaware corporation;

(xii)     evidence of the conditional binding of the R&W Policy upon Closing;

(xiii)     to the applicable recipients thereof, repay or cause to be repaid the Closing Repaid Indebtedness Amount as set forth in the Closing Indebtedness Schedule; and

(xiv)     to the applicable recipients thereof, pay or cause to be paid the Transaction Cost Amount as set forth in the Transaction Cost Schedule.

Article IV
Representations and Warranties Relating to Sellers

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Seller Parties represent and warrant to Purchaser that the statements contained in this Article IV are true and correct as of the date hereof and will be true and correct as of the Closing, and acknowledges and agrees that Purchaser is relying upon such representations and warranties in connection with entering into this Agreement and the other Transaction Documents to which it is a party and consummating the Transactions:

Section 4.01     Organization and Qualification.

(a)     Each Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its formation. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which each Seller is licensed or qualified to do business. Each Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets (including the Purchased Assets) or the operation of the Business require it to be qualified, licensed, admitted or in good standing as a foreign entity, except where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect.

(b)     Each Seller has made available to Purchaser a true, correct and complete copy of its Charter Documents, which Charter Documents, as made available to Purchaser, reflect all amendments made thereto at any time prior to the date of this Agreement. No Seller is in default under, or in violation of, any of the provisions of its Charter Documents. The minute books (containing the records of meetings of the equityholders, the board of directors and any committees of the board of directors), and the record books of each Seller that have been made available to Purchaser are correct and complete in all material respects.

Section 4.02     Authority; Enforceability. Each Seller has full corporate power and authority, and all Permits necessary, to own, lease and operate its properties, to carry on the Business, to execute and deliver the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by each Seller of this Agreement and any other Transaction Document to which such Seller is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the Transactions have been duly authorized by all requisite corporate action on the part of such Seller and its equityholders, and no other corporate act or proceeding on the part of such Seller or its equityholders is necessary to authorize this Agreement, the other Transaction Documents or the Transactions. This Agreement has been duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of each Seller enforceable against such Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles). When each other Transaction Document to which each Seller is, or will be, party has been duly executed and delivered by such Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Documents will constitute legal and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles).

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Section 4.03     Noncontravention.

(a)     The execution and delivery by each Seller of the Transaction Documents to which it is a party, the consummation of the Transactions and the performance of any obligations under any Transaction Document to which it is a party will not (i) violate or conflict with any provisions of any Seller's Charter Documents, (ii) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law or Governmental Order to which any Seller or the Business is subject, (iii) violate, conflict with or result in a breach of any provision of, constitute a default (whether after the giving of notice, lapse of time or both) under, result in or create in any Person the right to accelerate, terminate, modify or cancel, or require any notice, authorization or consent under, any Contract or Permit to which any Seller is a party or by which any Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract), or (iv) result in the imposition or creation of any Lien upon or with respect to any of the Purchased Assets.

(b)     No Permit is required to be obtained or made, from or to any Governmental Authority or any other Person, by or on behalf of any Seller, or, as it may affect the Business or the Purchased Assets, any Affiliates of any Seller, in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions. No Seller has received any written or oral notice from any Governmental Authority indicating that such Governmental Authority would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the Transactions.

Section 4.04     Actions and Governmental Orders.

(a)     There are, and in the last four (4) years there have been, no Actions pending or, to Sellers' Knowledge, threatened against or by any Seller (i) relating to or affecting (A) any Seller or the Business, (B) any director, officer, employee or equityholder of any Seller (in their respective capacities as such), or (C) the Purchased Assets or the Assumed Liabilities or (ii) that challenge or seek to prevent, enjoin or otherwise delay any of the Transactions. To Sellers' Knowledge, no event has occurred or circumstances exist that would reasonably be expected to give rise to, or serve as a basis for, any such Action. Section 4.04(a) of the Disclosure Schedules sets forth each settlement agreement or similar Contract entered into by any Seller in the last four (4) years.

(b)     Except as set forth in Section 4.04(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting any Seller or the Business. Each Seller, as applicable, is in compliance in all material respects with the terms of each Governmental Order set forth on Section 4.04(b) of the Disclosure Schedules, if any, and no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a material violation of any such Governmental Order by the applicable Seller.

Section 4.05     Brokers' Fees. Except as set forth in Section 4.05 of the Disclosure Schedules, no Person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Seller or any Affiliate of any Seller.

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Section 4.06     Financial Statements. Section 4.06 of the Disclosure Schedules contains true and complete copies of the following financial statements (collectively, the “Financial Statements”): (i) the unaudited consolidated balance sheet of Kiwi East and Kiwi Construction, and the unaudited balance sheet of Metal Tech, as of December 31, 2022, December 31, 2023 and December 31, 2024, and, in each case, the related unaudited consolidated statements of income for Kiwi East and Kiwi Construction, and the related unaudited statements of income for Metal Tech, for the fiscal years then ended, and (ii) the consolidated balance sheet of Kiwi East and Kiwi Construction, and the balance sheet of Metal Tech, as of the Latest Balance Sheet Date (such balance sheet, the “Latest Balance Sheet”) and the related consolidated statement of income for Kiwi East and Kiwi Construction, and the related statement of income for Metal Tech, for the six (6)-month period ended on the Latest Balance Sheet Date. Each of the Financial Statements (including in all cases the notes thereto, if any) has been prepared from and is consistent with the Books and Records of the Business (which Books and Records are correct and complete in all material respects and have been maintained in accordance with sound business practices) and accurately presents in all material respects the financial condition and results of operations of the Business as of the times and for the periods referred to therein. Except as specifically identified on Section 4.06 of the Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject to the absence of footnote disclosures and normal year-end adjustments (none of which footnote disclosures would, alone or in the aggregate, be materially adverse to the operations, assets, liabilities, financial condition, operating results, cash flow or working capital of the Business). Sellers maintain a system of internal controls sufficient to provide reasonable assurance that transactions involving the Business are properly authorized and accurately recorded to permit the preparation of the Financial Statements. In the past five (5) years, no officer, director or, to the Knowledge of Sellers, employee of any Seller, (i) has intentionally circumvented the internal accounting controls of any Seller, (ii) has falsified any of the books, records or accounts of any Seller, or (iii) made false or misleading statements to, or attempted to coerce or improperly influence, an accountant in connection with any audit, review or examination of the financial statements of any Seller.

Section 4.07     Undisclosed Liabilities. No Seller nor, as it may affect the Business or the Purchased Assets, any of such Seller's Affiliates, have any material Liabilities, and, to Sellers' Knowledge, there is no basis for any Action with respect to any material Liability, except in either case for Liabilities (a) set forth on the Latest Balance Sheet, (b) which have arisen in the Ordinary Course of Business since the Latest Balance Sheet Date (none of which relates to a breach of Contract, warranty, tort, infringement, violation of Law, environmental Liability, clean-up obligation or any Action), or (c) that are Excluded Liabilities. There is no transaction, Contract or other relationship between any Seller or any of such Seller's Affiliates, on the one hand, and any unconsolidated or other off-balance sheet entity, on the other hand.

Section 4.08     Absence of Certain Changes, Events and Conditions. Except as set forth in Section 4.08 of the Disclosure Schedules, since December 31, 2024, (a) Sellers have operated the Business only in the Ordinary Course of Business, (b) no Restricted Event has occurred with respect to any Seller or the Business and (c) there has been no Material Adverse Effect.

Section 4.09     Compliance with Laws; Permits.

(a)     Each Seller, and, as it may affect the Business or the Purchased Assets, each of such Seller's Affiliates, is in compliance with, and during the last four (4) years has been in compliance in all material respects with, all Laws. No written or, to Sellers' Knowledge, oral notices have been received by, and no claims have been filed against, any Seller or, as it may affect the Business or the Purchased Assets, any of such Seller's Affiliates alleging a material violation of any such Laws. No investigation or review by any Governmental Authority with respect to the Seller Parties or the Business is pending or, to Sellers' Knowledge threatened.

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(b)     All Permits required by applicable Laws (including Environmental Laws) for Sellers to conduct the Business, or for the ownership and use of the Purchased Assets or use and occupancy of the Leased Real Property, have been obtained by Sellers and are valid and in full force and effect. All fees and charges due with respect to such Permits have been paid in full. Section 4.09(b) of the Disclosure Schedules sets forth a complete and correct list of each Permit owned, held or possessed by each Seller which are related to the conduct of the Business or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration. Each Seller has fulfilled and performed in all material respects its obligations under each, and is not in material breach or default under any, of the Permits which such Seller owns, holds or possesses, and no written notice of cancellation, default or material dispute concerning any such Permit, or of any event, condition or state of facts described in the foregoing clause (a), has been received by any Seller in connection with the consummation of the Transactions or otherwise. Except as set forth on Section 4.09(b) of the Disclosure Schedules, all of such Permits will be available for use in the operation by Purchaser of the Business immediately after the Closing. No Seller nor, as it may affect the Business or the Purchased Assets, any Affiliate of any Seller, has been a party to or subject to any Action seeking to revoke, suspend or otherwise limit any such Permit.

Section 4.10     Material Contracts.

(a)     Section 4.10(a) of the Disclosure Schedules includes a true and complete list of each of the following Contracts (x) by which any of the Purchased Assets or the Business are bound or affected or (y) to which any Seller is a party or by which any Seller is bound in connection with the Business or the Purchased Assets (all Contracts listed or required to be listed on Section 4.10(a) of the Disclosure Schedules, collectively, the “Material Contracts”):

(i)     Contracts involving severance, deferred compensation or other special compensation arrangements;

(ii)     Contracts for Indebtedness or any agreement or indenture, in each case relating to the borrowing of money or to the mortgaging, pledging, guaranteeing or otherwise placing a Lien on any asset or group of assets;

(iii)     partnership, joint venture, collaboration, joint marketing, shareholders' or other similar Contracts;

(iv)     Contracts with respect to the lending or investing of funds in connection with the Business;

(v)     lease, sublease, license or other similar Contracts under which any Seller is lessee or lessor of, or holds or operates or permits any third party to hold or operate, any property, real or personal, including any Leases;

(vi)     Intellectual Property Agreements and Contracts related to Systems (except for licenses to Off-the-Shelf Software), in each case involving either annual consideration in excess of $100,000 or otherwise material to the Business, including, in each case, all modifications, amendments and supplements thereto and waivers thereunder;

(vii)     Contracts or groups of related Contracts (excluding purchase orders entered into in the Ordinary Course of Business in substantially the same form as made available to Purchaser) for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $100,000, or any other Contracts involving the payment or potential payment by or to any Seller of more than $100,000 during any twelve (12)-month period;

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(viii)     Contracts with customers of the Business providing for any rebates, refunds, price concessions, discounts, credits or similar arrangements, in each case, outside of the Ordinary Course of Business;

(ix)     Contracts that (A) limit or purport to limit any Seller from owning, operating, selling, transferring, pledging or otherwise disposing of any assets or from engaging in any business (including any non-compete provisions in any Contract or any other limit on any Seller's ability to compete in any line of business, with any Person, in any geographic area or during any period of time) or (B) restrict or purport to restrict any Seller's right to solicit for employment or hire any Person;

(x)     Contracts containing any provision or covenant limiting disclosure of confidential or proprietary information by any Seller in connection with or with respect to the Business, in each case, except for commercial contracts entered into in the Ordinary Course of Business;

(xi)     Contracts (A) containing a “most favored nation” or similar provision; (B) containing any provision or covenant concerning the exclusive provision of goods or services by or to any Seller; or (C) under which any Seller has agreed to purchase or provide a minimum quantity of goods or services or guarantee any minimum capacity in space or services;

(xii)     definitive Contracts relating to the acquisition or disposition of any business or securities (whether by merger, sale of equity, sale of assets or otherwise);

(xiii)     profit sharing, profits interest, equity option, equity purchase, equity appreciation, deferred compensation, other similar plans or Contracts for the benefit of any Business Service Provider;

(xiv)     collective bargaining agreements or other Contracts to or with any labor union or other employee representative;

(xv)     settlement, conciliation or similar Contracts with any Governmental Authority or any other Person;

(xvi)     Contracts with any Governmental Authority;

(xvii)     warranty Contracts with respect to products sold or services rendered, excluding warranties to the extent included in commercial agreements for the sale of products or rendering of services entered into with customers in the Ordinary Course of Business;

(xviii)     agency, marketing, advertising, sales, promotion or distribution Contracts;

(xix)     Contracts with any of the Material Customers or Material Suppliers; and

(xx)     Contracts requiring notice to, consent from, or any payments to be made to, any Person in connection with the sale of substantially all of the assets of any Seller.

(b)     Each Material Contract is in full force and effect and is a legal, valid and binding obligation of the applicable Seller (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles). Each Seller has performed in all material respects all obligations required to be performed by it and is not, and to Sellers' Knowledge, no other party is, in material default, or in material breach of or in receipt of any claim of material default or material breach, under any Material Contract, and, no event or condition has occurred which, with the passage of time or the giving of notice or both, would, or could reasonably be expected to, result in a material default, material violation, or material breach, offset or event of noncompliance by any Seller or any other party under any Material Contract, or which would permit the termination of any Material Contract, or would cause or permit the acceleration or other changes of any right or obligations, or the loss of any benefit, thereunder. No Seller has received written, or to Seller's Knowledge, oral notice of any intention by any counterparty to any Material Contract to: (i) terminate or not renew such Material Contract, (ii) seek the renegotiation of such Material Contract in any material respect, or (iii) substitute performance under such Material Contract in any material respect. Sellers have provided Purchaser with a correct and complete copy of, or, if oral a complete and accurate written description of, each Material Contract, together with all amendments, waivers, modifications, or other changes thereto.

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Section 4.11     Title to Purchased Assets; Sufficiency of Assets.

(a)     Each Seller is in possession of and owns good and valid title to, or a valid leasehold interest in, all of its respective Purchased Assets. All of the Purchased Assets (including leasehold interests) are free and clear of Liens (other than (i) statutory liens for (A) current Taxes not yet due and payable and (B) for which adequate reserves are reflected on the Latest Balance Sheet in accordance with GAAP; (ii) any statutory lien arising in the Ordinary Course of Business by operation of Law with respect to a liability that is not yet due and payable as of the Closing Date and for which adequate reserves have been made on the books of the applicable Seller in accordance with GAAP, including those to landlords, carriers, warehousemen, laborers, repairmen, materialmen and the like (including liens for labor, materials or supplies provided with respect to real property), (iv) liens arising from zoning ordinances, building codes and other land use Laws regulating the use or occupancy of any real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property, and other similar encumbrances affecting title to real property, and which are not violated by the current use or occupancy of any real property or the operation of the Business thereon, (v) non-exclusive licenses to Intellectual Property granted in the Ordinary Course of Business and (vi) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business (collectively, “Permitted Liens”)).

(b)     The furniture, machinery, equipment, vehicles and other items of Tangible Personal Property included in the Purchased Assets are structurally sound, have been maintained in all material respects in accordance with normal industry practice, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of Tangible Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. All buildings, structures, improvements, fixtures, and building systems, and all components thereof, located on, attached to or included in the Leased Real Property are in all material respects in good condition and repair (normal wear and tear excepted), have been reasonably maintained consistent with standards generally followed in the industry (given due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for the operation of the Business in the Ordinary Course of Business, and, in the case of buildings (including the roofs thereof), are structurally sound. There are no facts or conditions affecting any of such items included in the Purchased Assets which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of thereof, in each case, in the operation of the Business.

(c)     The Purchased Assets are sufficient for the continued conduct of the Business by Purchaser after the Closing in substantially the same manner as conducted immediately prior to the Closing and constitute all of the rights, property and assets necessary for the Business. Except as set forth on Section 4.11(b) of the Disclosure Schedules, none of the Excluded Assets is material to the Business. Other than the Purchased Assets and the Excluded Assets, Sellers do not own any other asset material to the Business. No other entity than any Seller owns any assets that are used in the Business.

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Section 4.12     Real Property.

(a)     Section 4.12(a) of the Disclosure Schedules sets forth an accurate and complete list of all Real Property owned by each Seller that is occupied, operated in connection with, used or intended to be used in, or otherwise related to, the Business (such Real Property, the “Owned Real Property”). With respect to each Owned Real Property: (i) each Seller has good and marketable fee simple title to such Owned Real Property, which shall be free and clear of all Liens as of the Closing Date, except Permitted Liens, (ii) except as set forth in Section 4.12(a) of the Disclosure Schedules, no Seller has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. No Seller is a party to any agreement or option to purchase any Real Property or interest therein relating to the Business. With respect to the Owned Real Property, each Seller, as applicable, has provided to Purchaser true, complete and correct copies of the deeds and other instruments (as recorded) by which such Seller acquired the Owned Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of such Seller or its Affiliates or Representatives and relating to the Owned Real Property.

(b)     Section 4.12(b) of the Disclosure Schedules lists all real property leased, subleased, licensed to, occupied, operated in connection with, used or intended to be used in, or otherwise related to, the Business (such Real Property, the “Leased Real Property”) and sets forth the address, monthly rent amount and the name of the landlord, sublandlord, licensor or grantor, a correct and complete list of all leases, subleases, licenses, occupancy agreements and other similar agreements, in each case, whether written or oral, and including all amendments, assignments, extensions, renewals, guaranties and other agreements with respect thereto (collectively, the “Leases”), to which any Seller or any Affiliate of any Seller is a party or by which any Seller or any Affiliate of any Seller is bound with respect to the Leased Real Property. Sellers have made available to Purchaser correct and complete copies, or, if oral, a reasonably complete and accurate written description, of the Leases. No Seller nor any of Affiliate of any Seller has pledged, mortgaged or otherwise granted a Lien on its leasehold interest in any of the Leased Real Property. All tenant allowances, rent abatements and other similar inducements and payments to be paid to any Seller under the Leases have been paid in full and all construction obligations to be performed by the landlords under the Leases have been fully performed. There are no assignees, subtenants, sublicensees or others having rights to use or occupy the Leased Real Property, other than customers of the Business pursuant to warehouse agreements entered into in the Ordinary Course of Business. Each Lease is in full force and effect, grants the tenant or subtenant under the Lease the exclusive right to use and occupy the demised premises thereunder and the consummation of the Transaction will not diminish, impair or otherwise adversely affect the rights of the occupancy under such Lease as in effect immediately prior to Closing. Each Seller and, to Sellers' Knowledge, any other Person that is a party to the Leases, has complied and is complying, in all material respects, with the terms of each such Lease, and, to Sellers' Knowledge, no event has occurred, or condition exists, which, with the giving of notice or lapse of time or both would constitute a breach, default or termination event by the tenant or landlord under any such Lease. The rental rate set forth in each of the Leases is the actual rental rate being paid, and there are no separate agreements or understandings with respect thereto. There are no amounts currently disputed or unpaid by Seller under any of the Leases, and to Sellers' Knowledge, there is no actual or impending claim of offset outstanding under any Lease, and there are no concessions, abatements, or offsets under any Lease.

(c)     With respect to the Owned Real Property and the Leased Real Property, except as reflected in Section 4.12(c) of the Disclosure Schedules:

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(i)     there are no (i) existing violations of building codes or zoning ordinances or other Laws affecting such Real Property, (ii) existing, pending or, to Sellers' Knowledge, threatened condemnation proceedings affecting such Real Property or (iii) existing, pending or, to Sellers' Knowledge, threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to use such Real Property as currently used or as currently proposed to be used;

(ii)     neither the whole nor any material portion of any of such Real Property has been damaged or destroyed by fire or other casualty or is the subject of any actual or threatened condemnation or eminent domain Action;

(iii)     each parcel of such Real Property (A) abuts on and has direct vehicular access to an improved public road or has access to an improved public road via a permanent, irrevocable, appurtenant easement improved with a road benefiting such parcel of Real Property and comprising a part of such parcel of Real Property, as the case may be, and (B) is supplied with public or quasi-public utilities and other services appropriate for the operation of the improvements located on such parcel and the operation of the Business thereon;

(iv)     no buildings, structures or appurtenances (or any equipment therein) constituting any portion of such Real Property, nor the use, operation or maintenance thereof, violates any restrictive covenant or other legally enforceable condition or restriction or any provision of any Law or Governmental Order, or encroaches on any property owned by others, and no Seller has received any written notice or claim with respect to any of the foregoing;

(v)     no Seller has received in respect of any portion of such Real Property, any written, or to Sellers' Knowledge, oral notification from any Governmental Authority that any Taxes related to any such Real Property will be increased (other than customary annual increases and other Taxes and fees set forth in the annual tax bill), and no Seller has initiated, nor is there pending, any Action for reevaluation regarding the public valuation of any of such Real Property;

(vi)     such Real Property constitutes all real property necessary for the continued operation of the Business; and

(vii)     there are no developments affecting such Real Property pending, or to Sellers' Knowledge, threatened, which individually or in the aggregate, impair, or would reasonably be expected to impair, the value of such Real Property to which they relate or the present or intended use, occupancy or operation of such Real Property.

(d)     Except as set forth in Section 4.12(d) of the Disclosure Schedules, there are not, and during the prior twelve (12) months there have not been, any building contractors engaged by any Seller for the purpose of demolition, expansion, construction or installation of any improvements to the Owned Real Property or the Leased Real Property. All work previously performed in connection with any demolition, expansion, construction or installation of improvements to any Leased Real Property or any Owned Real Property has been performed in accordance with the plans and Contracts therefor in all material respects, and, to Sellers' Knowledge, no contractor involved in any such project is in material breach or default under the terms of its applicable Contract. With respect to any Real Property listed in Section 4.12(d) of the Disclosure Schedules that is under construction or for which construction has not been fully completed as of the Closing Date: (i) all construction, improvements, and related work have been or will be performed in accordance with all applicable Laws, building codes, and Permits; (ii) all material Permits, approvals, and authorizations required for the construction, development, operation, occupancy and intended use of such Real Property have been obtained and are in full force and effect and all fees incidental to the issuance, maintenance, or satisfaction of conditions for such Permits, approvals, and authorizations have been paid in full; (iii) to Seller's Knowledge, there are no material defects in the design, construction, or workmanship of the improvements constructed or being constructed on such Real Property; (iv) all contractors, subcontractors, architects, engineers, and other parties engaged in the construction have been paid in full or will be paid in full at or prior to Closing, and there are no outstanding claims for mechanics' liens or similar encumbrances; (v) there are no disputes, claims, or pending or, to Sellers' Knowledge, threatened Actions with respect to the construction, design, or completion of such Real Property; and (vi) upon completion, the improvements will be suitable and adequate for their intended use in the Business.

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Section 4.13     Intellectual Property.

(a)     Section 4.13(a) of the Disclosure Schedules contains a complete and accurate list of all of the following: (i) Intellectual Property Registrations of each Seller, (ii) any material unregistered Intellectual Property Assets constituting Software or Trademarks; and (iii) for all Intellectual Property Registrations, all filing, maintenance, renewal and other deadlines occurring within four (4) months of the date of this Agreement, and all expiration dates of the registrations, grants, issuances and applications, as applicable. All required registration, renewal, maintenance, recordation and other applicable filings and maintenance/renewal fees related to the Intellectual Property Registrations of each Seller have been timely filed with and paid, or are subject to applicable grace periods or extensions, to the relevant Governmental Authorities and authorized registrars by the applicable deadline, and there are no such fees due within four (4) months of the date of this Agreement. All of the Intellectual Property Assets are subsisting and, to the Knowledge of Sellers, valid and enforceable. No Intellectual Property Registrations have been abandoned, cancelled, forfeited, relinquished, allowed to lapse or rejected by any action or failure to take action by any Seller (other than Intellectual Property Registrations that have lapsed due to the expiration of their statutory term).

(b)     Each Seller is the sole legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to its Intellectual Property Assets, and have the valid right to use, pursuant to an Intellectual Property Agreement, all of its respective other Seller Intellectual Property, in each case, free and clear of Liens, other than Permitted Liens. No loss of any of the Intellectual Property Assets is pending or threatened in writing (or to the Sellers' Knowledge, threatened orally). No Seller has taken any action, or failed to take any action that would reasonably be expected to form the basis for, or result in the abandonment, disclaimer, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any Intellectual Property Assets. All Persons who have participated in the creation or development of any Intellectual Property Assets on behalf of any Seller or the Business have executed a valid and enforceable written agreement providing for the: (i) non-disclosure by such Person of any confidential information relating to the Business and (ii) present assignment by such Person to any Seller of any Intellectual Property arising out of such Person's employment by, engagement by or contract with such Seller. All of the Seller Intellectual Property will be owned or available for use by Purchaser immediately after the Closing on terms and conditions identical to those under which Sellers owned or used the Seller Intellectual Property immediately prior to the Closing. No current or former partner, director, officer, or employee of a member of any Seller will, after giving effect to each of the transactions contemplated in this Agreement, own or retain any ownership rights in or to, have the right to receive any royalty or other payment with respect to, any of the Intellectual Property Assets.

(c)     Each Seller has taken reasonable steps to maintain its Intellectual Property Assets and to protect and preserve the confidentiality of all Trade Secrets that are used in the Business (the “Seller Trade Secrets”) No inadvertent or unauthorized access to or use or disclosure of any Seller Trade Secrets by any Seller has occurred. No event has occurred, and no circumstance exists, that will, or would reasonably be expected to, result in or require the delivery, license, disclosure or release of Seller Trade Secrets by any Seller or, to the Knowledge of Sellers, any other Person.

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(d)     Each Seller's Intellectual Property Assets and conduct of the Business (including as formerly conducted), have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, misappropriate, dilute or otherwise violate, the Intellectual Property or other rights of any Person, and no Seller has received any written, or to Sellers' Knowledge, oral demand related to the foregoing or that otherwise seeks to limit or challenge the validity, enforceability, ownership or use of the Intellectual Property Assets. To the Knowledge of Sellers, no Person has infringed, misappropriated, diluted or otherwise violated any of the Intellectual Property Assets.

(e)     No facts or circumstances exist to suggest that a Seller does not have full right and authority to transfer to Purchaser all Seller Data in the possession of such Seller, or that the execution of this Agreement and the consummation of the Transactions requires any Seller to seek any consent, waiver, approval or declaration from any employee, supplier, service provider or other Person in connection with the transfer of any Seller Data. The execution of this Agreement and the consummation of the Transactions will not impose any restrictions upon Purchaser's ability to, and Purchaser will have the ability to, conduct Processing of such Seller Data immediately after the Closing in the same manner that the applicable Seller conducted Processing of such or similar Seller Data immediately prior to the Closing. The Seller Data, and any databases, data packages and organized or structured collections of data that are in use for the Business are in good operating condition and are useable in the Ordinary Course of Business. Immediately following the Closing, such databases, data packages and organized or structured collections of data will have at least the same data, content, information and functionality as of the date hereof, subject to changes to the data, content or information made in the Ordinary Course of Business.

Section 4.14     Customers and Suppliers.

(a)     (i) Section 4.14(a)(i) of the Disclosure Schedules contains a true, correct and complete list of the twenty (20) largest customers of each Seller during the 2024 calendar year and during the ten (10)-month period ended on the Latest Balance Sheet Date, in each case, measured by dollar amount of revenue during such respective time periods (each of the foregoing, a “Material Customer”), and (ii) Section 4.14(a)(ii) of the Disclosure Schedules contains a true, correct and complete list of (A) the twenty (20) largest suppliers, vendors, service providers and other similar business relations of each Seller during the 2024 calendar year and during the ten (10)-month period ended on the Latest Balance Sheet Date, in each case, measured by cost of products or services purchased during such respective time periods, and (B) any other sole source supplier or supplier with respect to which the loss of the relationship could have a material and adverse effect on any Seller's business (each of the foregoing, a “Material Supplier”).

(b)     No Material Customer or Material Supplier has terminated or materially reduced its business with any Seller or the Business. No Seller has received any written, or to Sellers' Knowledge oral, indication that any Material Customer or Material Supplier will stop, or materially decrease the rate of, doing business with any Seller or the Business (whether as a result of the consummation of the Transactions or otherwise) or that any Material Customer or Material Supplier has any material quality issues with respect to the products or services provided by or to any Seller. No Seller nor any Affiliate of any Seller with respect to the Business is involved in any dispute with any Material Customers or Material Suppliers, and none of the Material Customers or Material Suppliers is an Affiliate of any Seller. Each Seller has completed an inventory of its customers' physical goods in its possession as of the Closing Date, and except as set forth in Section 4.14(b) of the Disclosure Schedules, (i) there are no overages or shortages or pending or, to Sellers' Knowledge, threatened Actions involving any Seller or the Business with respect to any customers' physical goods, and (ii) there are no pending or, to Sellers' Knowledge, threatened Actions against or otherwise involving any Seller or the Business for damage to any customer's goods.

Section 4.15     Insurance. Section 4.15 of the Disclosure Schedules sets forth a correct and complete list of all insurance policies covering each Seller, the Business or the Purchased Assets (collectively, the “Insurance Policies”), and for each policy indicates: (a) the name of the insurer; (b) the deductible or self-insurance retention amount and the coverage limit; (c) the type of insurance, and whether it is an occurrence or claims made policy; (d) the policy number; (e) the expiration date; and (f) pending claims under the policy. True, correct and complete copies of each such insurance policy have been delivered to Purchaser. With respect to each Insurance Policy, (a) such Insurance Policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the Ordinary Course of Business, is in full force and effect, and (b) Seller is not in breach or default (including any breach or default with respect to the giving of notice), and to Seller's Knowledge, no event has occurred which, after notice or the lapse of time or both, would constitute a breach or default or permit termination or modification under such Insurance Policy. All premiums with respect to each Insurance Policy have been timely paid, and each Seller has complied fully with the material terms and conditions of all such insurance policies, as applicable. No Seller Party has received any written notice of cancellation or alteration of coverage or intent to cancel or alter coverage, or notice of increase or intent to increase premiums, with respect to any of the Insurance Policies.

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Section 4.16     Environmental Laws.

(a)     Except as disclosed in Section 4.16(a) of the Disclosure Schedules, the Business and the Purchased Assets (and Sellers' operations thereof) are, and for the last three (3) years, have been in compliance in all material respects with all applicable Environmental Laws and the requirements of all Permits issued under Environmental Laws.

(b)     Except as disclosed in Section 4.16(b) of the Disclosure Schedules, in the last three (3) years, no Action has been filed or commenced, or to Sellers' Knowledge, threatened, against or affecting the Business, the Owned Real Property, or the Leased Real Property, and no Seller has received any written notice, alleging any failure of the Business or the Purchased Assets to comply with, or any Liability or potential Liability of the Business under, any Environmental Laws.

(c)     No Hazardous Materials are being or have been used or stored by any Seller for any purpose upon, or, to Sellers' Knowledge, are otherwise present at, any Real Property owned, leased or operated by any Seller in connection with the Business, except (i) in compliance in all material respects with all applicable Environmental Laws and all Permits held by any Seller, and (ii) in a manner that has not resulted in and would not reasonably be expected to result in any material Liability or materially interfere with the use of any of the Purchased Assets or the operation of the Business.

(d)     There has been no release of any Hazardous Materials (with the term “release” defined as any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the environment) from, on, upon or into any of the Purchased Assets or any Real Property owned, leased or operated by any Seller in connection with the Business, which has not been addressed to the satisfaction of the applicable Governmental Authority with no outstanding obligations, or which has given or would reasonably be expected to give rise to material Liability under any applicable Environmental Law.

(e)     Except as set forth Section 4.16(e) of the Disclosure Schedules, none of the following exists at any Purchased Assets or Real Property owned, leased or operated by any Seller in connection with the Business: (i) aboveground or underground storage tanks; (ii) materials or equipment containing polychlorinated biphenyls; or (iii) landfills, surface impoundments, or waste disposal areas.

(f)     Except as set forth in Section 4.16(f) of the Disclosure Schedules, no Seller has retained or assumed, as a result of any Contract, any material Liabilities under any Environmental Laws, with respect to the Business or any of the Purchased Assets.

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(g)     No filing or site assessment is required solely as a result of the Transactions under applicable Environmental Laws, including any so-called “transaction-triggered” or “responsible property transfer” requirements.

(h)     To Sellers' Knowledge, there are no facts, events or conditions relating to the Business, the Purchased Assets or any Real Property owned, leased or operated by any Seller in connection with the Business will prevent, hinder or limit continued compliance in any material respects with any applicable Environmental Laws or give rise to any material Liabilities under any applicable Environmental Laws.

(i)     Sellers have provided Purchaser with true copies of all material reports of environmental site assessments, environmental or health-and-safety compliance audits, environmental reviews, environmental investigations or remedial activity, or other similar documents, to the extent any such report or document is in any Sellers' possession or reasonable control, relating to the Business, the Purchased Assets or any Real Property owned, leased or operated by any Seller in connection with the Business.

Section 4.17     Employee Benefit Matters.

(a)     Section 4.17(a) of the Disclosure Schedules contains a true, correct and complete list of all material Employee Benefit Plans. None of the Employee Benefit Plans is subject to the applicable Law of a jurisdiction other than the United States (whether or not United States Law also applies). With respect to each material Employee Benefit Plan, Sellers have made available to Purchaser, copies of, to the extent applicable, (i) the current plan documents (or a written summary of the material terms of each Employee Benefit Plan that is not set forth in a written document) and related summaries, (ii) if applicable, each trust, insurance, annuity or other funding Contract related to each Employee Benefit Plan, (iii) the three most recent Forms 5500, (iv) the most recent IRS determination or opinion letter, (v) the three (3) most recently completed compliance tests and (vi) and copies of all material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or any other Governmental Authority from the past three (3) years or related directly to any Employee Benefit Plan, to the extent such correspondence could reasonably be expected to result in material liability to Purchaser or any of its Affiliates following the Closing.

(b)     Each of the Employee Benefit Plans and related trusts has been established, administered, operated, funded and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code) and each Seller has complied and is in compliance with the requirements of COBRA and the PPACA. Each Employee Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received or may rely on a favorable determination letter or opinion letter from the IRS or with respect to a prototype plan or volume submitter plan, can rely on an opinion or advisory letter from the IRS to the prototype plan or volume submitter plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and any trust related thereto are exempt from federal income Tax under Sections 401(a) and 501(a), respectively, of the Code. Nothing has occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. No Seller has been subject to or incurred (whether or not assessed) any civil action or penalty under Section 502 of ERISA or any penalty or Tax under the PPACA, or under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and to the Knowledge of Sellers, no fact or circumstance exists with respect to any Employee Benefit Plan that would reasonably be expected to, with respect to any period on or after the Closing, subject Purchaser or any of its Affiliates, to any such civil action, penalty or Tax. With respect to each Employee Benefit Plan, there has been no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) and no breach of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan.

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(c)     Each Seller has timely made all contributions required to be made to or with respect to each Employee Benefit Plan, as applicable, as of the Closing Date and paid or accrued all Liabilities on account of any Employee Benefit Plan in existence on or before the Closing Date in accordance with the terms of such Employee Benefit Plans and all applicable Laws and accounting principles. No Action with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending, or to Sellers' Knowledge, threatened, and no Employee Benefit Plan is or has been the subject of an examination or audit by a Governmental Authority. No Employee Benefit Plan is subject to any Lien under ERISA or the Code. Each Employee Benefit Plan that provides health, life or other welfare or welfare-type benefits is fully insured by a third-party insurance company. Each Employee Benefit Plan may be terminated as of or after the Closing without resulting in any Liability to any Seller or the Business or, following the Closing, to Purchaser or any of its Affiliates, for any additional contributions, penalties, premiums, fees, fines, excise Taxes, or any other charges or Liabilities, except as set forth in Section 7.01.

(d)     No Seller, the Business nor any ERISA Affiliate has at any time maintained, sponsored, contributed to, or had any obligation to contribute to, or had any obligation or Liability under or with respect to any (i) “defined benefit plan,” as defined in Section 3(35) of ERISA, or other plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, (iii) plan, program, agreement or arrangement that provides for post-retirement or post-termination medical, life insurance or other similar benefits (other than health continuation coverage required by COBRA for which the covered individual pays the full cost of coverage), (iv) “multiple employer plan” within the meaning of Section 413(c) of the Code, (v) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (vi) “voluntary employees' beneficiary association” within the meaning of Section 501(c)(9) of the Code. None of Seller, the Business nor any ERISA Affiliate has any current or potential Liability under Title IV of ERISA or has withdrawn from any pension plan under circumstances resulting (or expected to result) in a Liability to the Pension Benefit Guaranty Corporation.

(e)     Except as set forth in Section 4.17(e) of the Disclosure Schedules, neither the execution of this Agreement or any other Transaction Document nor the consummation of any of the Transactions would (either alone or upon the occurrence of any additional or subsequent events) (i) entitle any Business Service Provider to severance pay or any other payment or benefit or the forgiveness of any indebtedness, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual, (iii) increase the benefits or amounts payable under or result in any other material Liability pursuant to any Employee Benefit Plan, (iv) result in any restrictions or limitations on the rights of any Seller or any of its successors to merge, amend or terminate any Employee Benefit Plan, or (v) result in the funding or forfeiture of compensation or benefits under an Employee Benefit Plan.

Section 4.18     Employment Matters.

(a)     Section 4.18(a) of the Disclosure Schedules contains a list of all Persons who are employees of each Seller as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name, (ii) title or position (including whether full or part time), (iii) hire date, (iv) salary or hourly pay status, (v) current annual salary rate or hourly wage rate (as applicable), (vi) wage and hour classification (exempt/non-exempt), (vii) commission, bonus or other incentive-based compensation, (viii) a description of the fringe benefits provided to each such individual as of the date hereof, (ix) unused paid vacation, (x) leave status (with expected return to work date for anyone on leave), and (xi) employer entity(ies) (including an indication of compensation terms with each Seller entity for employees paid by more than one Seller entity). Section 4.18(a) of the Disclosure Schedules also contains a list of each individual independent contractor of each Seller (and the name of any entity through which such individual is engaged, if applicable), together with a brief description of services performed by such contractor, engaging entity, work location, start date of engagement, compensation rate, and total amount paid in the past twelve (12) months.

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(b)     No Seller is, or has been, party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been, any Union representing or purporting to represent any employee of any Seller. To Sellers' Knowledge, no Union or group of employees is seeking or has sought to organize employees of any Seller for the purpose of collective bargaining, and no Union or employee has filed any representation petition or made any written or oral demand to any Seller for recognition. There has never been, nor, to Sellers' Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting any Seller or the Business or any employees of any Seller. No Seller has a duty to bargain with any Union. There is not, and there has not been, any pending or, to Sellers' Knowledge, threatened collective bargaining disputes or Union grievances against any Seller or the Business.

(c)     Each Seller is and for the past three (3) years has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, background checks, fair employment practices, discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers' compensation, leaves of absence and unemployment insurance. All individuals treated by any Seller as consultants or independent contractors are properly classified and treated as independent contractors under all applicable Laws. All employees of each Seller classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified as such. To Sellers' Knowledge, each employee of Sellers is lawfully authorized to work in the United States, and Sellers maintain Form I-9s that were timely and properly completed for all such employees. Each Seller has paid all wages, salaries, bonuses, commissions, wage premiums, expense reimbursements, severance amounts, and other compensation that have come due and payable to its employees pursuant to any Law, Contract or policy. Each Seller has paid all invoices, fees, and other payments that have come due and payable to its independent contractors and other service providers pursuant to any Law, Contract or policy.

(d)     There are no Actions or Governmental Orders against or applicable to any Seller pending, or to Sellers' Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment or engagement of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of any Seller, including any Action relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under applicable Laws, and except as set forth on Section 4.18(d) of the Disclosure Schedule, there have been no such Actions or Governmental Orders within the past five (5) years.

(e)     To Sellers' Knowledge, in the past three (3) years, no employee, temporary employee, independent contractor, consultant, or service provider of the Business has been or is being investigated in connection with any misconduct, nor has any Seller or any such Person been subject to any disciplinary action in connection with such misconduct, in each case that could reasonably cause material damage to the Purchased Assets or the Business, and to Sellers' Knowledge, no employee, temporary employee, independent contractor, consultant, or service provider of the Business has engaged in any misconduct, or aided or assisted any other person or entity to engage in any conduct or cover-up of misconduct, in each case that could reasonably cause material damage to the Business, including any conduct constituting sexual misconduct, sexual harassment, harassment, or discrimination. There has not been any actual, or to Sellers' Knowledge, threatened Action relating to any actual or alleged sexual misconduct, sexual harassment, harassment, or discrimination, involving the Business or, to Sellers' Knowledge, any of its current or former employees or directors, nor, to Sellers' Knowledge, have there been any settlement or similar out of court or pre-litigation arrangements relating to any such matters.

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(f)     Sellers have not taken any action that could constitute a “mass layoff”, “plant closing” or other triggering event within the meaning of the WARN Act, and no such action is presently planned.

(g)     No employee or independent contractor of any Seller or the Business has notified such Seller of such Person's intent to terminate employment or services with such Seller or the Business.

Section 4.19     Taxes.

(a)     All income Tax Returns and all other material Tax Returns required to be filed by, or with respect to, each Seller, the Purchased Assets or the Business, or any Beneficial Owner in respect of such Beneficial Owner's ownership of any Seller have been timely and properly filed. Such Tax Returns are true, complete, accurate and correct in all material respects and have been prepared in compliance with all applicable Laws. All Taxes due and owing on or prior to the Closing by any Seller, with respect to the Purchased Assets or the Business or by any Beneficial Owner in respect of such Beneficial Owner's ownership of any Seller (whether or not shown on any Tax Return) have been timely paid in full to the appropriate Taxing Authority. All Taxes of each Seller, any Beneficial Owner with respect to such Beneficial Owner's ownership of any Seller, or with respect to the Purchased Assets or the Business not yet due and payable have been fully and accurately accrued on the books of such Seller. Section 4.19(a) of the Disclosure Schedules sets forth each jurisdiction in which each Seller has filed, or will file for the current taxable period, Tax Returns that relate to the Business or the Purchased Assets. No Seller has waived any statute of limitations with respect to any Taxes owed in respect of the Purchased Assets or the Business or agreed to or applied for any extension of time for filing any Tax Returns filed or required to be filed in respect of the Purchased Assets or the Business which have not been filed, and no Seller has requested or consented to extend to a date later than the Closing the period in which any Tax owed in respect of the Purchased Assets or the Business may be assessed or collected by any Taxing Authority.

(b)     Since the Latest Balance Sheet Date, no Seller has, with respect to the Purchased Assets or the Business (i) made any Tax election inconsistent with past practices, (ii) changed or revoked any Tax election, (iii) surrendered the right to any Tax refund, (iv) changed any accounting period for Tax purposes, (v) changed any method of accounting for Tax purposes, (vi) incurred any Taxes outside the Ordinary Course of Business, (vii) filed an amended Tax Return, (viii) settled or compromised any proceeding related to Taxes or (ix) entered into any agreement with any Taxing Authority (including a “closing agreement” within the meaning of Section 7121 of the Code). No Seller has ever been a member of an Affiliated Group. No Seller has any Liability for Taxes of any other Person as a result of successor liability, transferee liability, joint or several liability (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Laws), contractual liability, or otherwise. For U.S. federal, and applicable state and local, income Tax purposes, (i) Metal Tech is, and always has been, properly classified as an “S corporation” as defined in Section 1361(a) of the Code, and (ii) each of Kiwi Construction and Kiwi East is, and always has been, properly classified as a corporation. No Seller is a “foreign person” within the meaning of Section 1445 of the Code.

(c)     No Seller is party to any Tax Sharing Agreement.

(d)     Each Seller utilizes the cash method of accounting for U.S. federal income Tax purposes.

(e)     Each Seller has timely and properly (i) withheld all material required Taxes and other applicable amounts from payments to employees, agents, contractors, nonresidents, members, equityholders, lenders, customers, clients and other Persons and (ii) collected all material sales, use, value added and similar Taxes. Each Seller has timely remitted all such Taxes to the proper Taxing Authority in accordance with all applicable Laws. Each employee and independent contractor of each Seller has been properly classified for payroll, employment and other applicable Tax purposes.

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(f)     No Taxing Authority has made a claim that any Seller is (or any equityholders of any Seller, as a result of owning such Seller, are) obligated to pay Taxes or file Tax Returns of the Purchased Assets or the Business in a jurisdiction in which such Seller is not filing Tax Returns or paying Taxes or that the Purchased Assets or the Business are or may be subject to taxation in such jurisdiction. All material deficiencies asserted, or assessments made, against any Seller or with respect to the Purchased Assets or the Business as a result of any Action by any Taxing Authority have been fully paid. No Seller is, and no Seller has been, a party to any Action relating to the Purchased Assets or the Business by any Taxing Authority. There are no pending or threatened Actions by any Taxing Authority with respect to any Tax Return or Taxes of any Seller or with respect to the Purchased Assets or the Business. No Seller has a request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting, or any other request pending with any Taxing Authority that relates to the Taxes or Tax Returns of any Seller or with respect to the Purchased Assets or the Business. No Seller is subject to any material Tax holiday, Tax incentive or Tax grant in any jurisdiction with respect to Taxes relating to the Business or the Purchased Assets. There are no Liens for Taxes upon any of the Purchased Assets nor is any Taxing Authority in the process of imposing any Liens for Taxes on any Purchased Assets (other than statutory Liens for Taxes not yet due and payable).

(g)     Each plan, program, agreement or arrangement of each Seller or the Business that is or forms part of a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d) of the Code) has been administered, documented and maintained in compliance in all material respects with Section 409A of the Code and the rules and regulations promulgated thereunder, such that no Tax, interest or penalty is or has been due and owing in respect of such arrangement failing to be in compliance therewith. No Seller nor the Business has any “gross-up” or indemnity obligations for taxes imposed under Section 4999 or 409A of the Code.

(h)     Each Seller has remitted to each applicable state all funds required to be escheated to such state and have no Liability under any unclaimed property, escheat or similar Law.

(i)     None of the Purchased Assets is a “section 197(f)(9) intangible” (as defined Treasury Regulation Section 1.197-2(h)(1)(i) and assuming for this purpose that the transition period ends on August 10, 1993). None of the Purchased Assets is treated as owned by any other Person under Code Section 168 or located outside of the United States.

(j)     No Seller has engaged or participated in any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b) relating to the Purchased Assets or the Business.

(k)     None of the Purchased Assets constitutes an equity or ownership interest (or any right to acquire any equity or ownership interest) in any Person, including in any corporation, partnership, limited liability company, joint venture, or similar entity or contractual arrangement.

(l)     Each Seller has timely and properly collected and maintained all resale certificates, exemption certificates and other documentation required to qualify for any exemption from the collection of sales Taxes imposed or due in connection with the Business or the Purchased Assets.

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(m)     No Seller has received any “employee retention credit” described in Section 2301 of the CARES Act.

(n)     No Seller nor the ultimate taxpayers with respect to any Seller's income, the Beneficial Owners, or Purchaser or the ultimate taxpayers with respect to Purchaser's income, with respect to the Purchased Assets or the Business, will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Pre-Closing Tax Period (including as a result of the Transactions), (ii) use of an improper method of accounting for any Pre-Closing Tax Period, (iii) Section 481 adjustment (or analogous provision of state, local, or non-U.S. Tax Law and including any such adjustment resulting from the Transactions or a change from the cash method to the accrual method) made prior to Closing or required to be made in connection with the Transactions, (iv) “closing agreement” with a Taxing Authority as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, (v) prepaid amount, advanced amount, or deferred revenue received or accrued on or prior to the Closing Date, (vi) use of the cash method of accounting on or prior to the Closing Date, (vii) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) made on or prior to the Closing Date, (viii) installment sale or open transaction disposition made on or prior to the Closing Date, or (ix) any Accounts Receivable in existence on or prior to the Closing Date.

Section 4.20     Related Party Transactions. Except as set forth in Section 4.20 of the Disclosure Schedules, no Related Party of any Seller Party owns any asset, property or right, tangible or intangible, used in the Business or included in the Purchased Assets, has any claim or cause of action against any Seller Party or is owed any payment or other obligation by any Seller Party other than (i) payments of salaries, wages and bonuses in the Ordinary Course of Business for services rendered under employment agreements or offer letters delivered to Purchaser, (ii) standard benefits and compensation earned in the ordinary course of employment, and (iii) expense advances or reimbursements in the Ordinary Course of Business. No Seller Party (to the extent related to the Business) has been, and none of the foregoing is, a party to any Contract with any Related Party of any Seller Party. No former equityholder of any Seller is currently involved in, as a proprietor, partner, equityholder, member, director, officer, manager, employee, consultant, joint venturer, debt or equity investor, lessor or agent, or has in the past five (5) years been involved in, in any such capacity, the industry in which any Seller operates the Business.

Section 4.21     Accounts Receivable. The Accounts Receivable reflected on the Latest Balance Sheet and the Accounts Receivable of each Seller arising after the date thereof (a) represent legal, valid and binding obligations for goods actually sold or services actually performed by such Seller, enforceable in accordance with their respective terms, (b) are not the subject of any pending or, to the Sellers' Knowledge, threatened Action and (c) have arisen only from bona fide sales transactions in the Ordinary Course of Business and are payable on ordinary trade terms. To the Sellers' Knowledge, the Accounts Receivable reflected on the Latest Balance Sheet or arising after the date thereof, are collectible in full within ninety (90) days after billing or sixty (60) days from the date on which they are due (net of any bad debt reflected on the Latest Balance Sheet or, with respect to Accounts Receivable of each Seller arising after the date of the Latest Balance Sheet, on the accounting records of the Business), in each case, subject to any “retention” billing, which are collectible within three hundred sixty-five (365) days (net of any bad debt reflected on the Latest Balance Sheet or, with respect to Accounts Receivable of each Seller arising after the date of the Latest Balance Sheet, on the accounting records of the Business). The reserve for bad debts shown on the Latest Balance Sheet or, with respect to Accounts Receivable of each Seller arising after the date of the Latest Balance Sheet, on the accounting records of the Business, has been determined in a manner consistent with past practice, represents reasonable estimates, and fairly represents such Seller's expected bad debt exposure. There are no contests, claims, counterclaims, rights of set off or other defenses with respect to any Seller's Accounts Receivable. All Qualified Accounts Receivable are collectible in the Ordinary Course of Business.

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Section 4.22     Accounts Payable and Indebtedness. The accounts payable and notes payable reflected on Section 4.22 of the Disclosure Schedules represent an accurate and complete breakdown and aging of the accounts payable and notes payable of the Business, in each case, as of the date hereof. The Closing Indebtedness Schedule represents an accurate and complete breakdown of all Indebtedness of each Seller and the Business as of immediately prior to the Closing.

Section 4.23     Inventory. Section 4.23 of the Disclosure Schedules (a) sets forth a complete and accurate list, in all material respects, of the Inventory November 30, 2025 and (b) denotes all inventory that is held on a consignment basis. All of the Inventory, whether or not reflected on the Latest Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business. The quantities of the Inventory set forth on the Closing Certificate are reasonable and sufficient in the present circumstances for operating the Business as is currently operated.

Section 4.24     Backlog. Section 4.24 of the Disclosure Schedules sets forth a complete and accurate list, in all material respects, of the Backlog as of the date hereof (the “Existing Backlog”). The Existing Backlog is based on valid and existing orders received from customers of each Seller and does not include blanket orders that do not specify a scope of service, or a definite delivery date, and each such order is at a price and on terms (including margin) consistent with such Seller's past practice. None of the orders included in the Existing Backlog has been cancelled or modified in a manner that has had or could reasonably be expected to have a material impact on the Existing Backlog, and no customer has given any Seller written notice that it intends to cancel or so modify any such orders. The work or project values of the Existing Backlog are indicated on Section 4.24 of the Disclosure Schedules.

Section 4.25     Product Warranties; Returns and Rebates; Products Liability.

(a)     Each express warranty given by any Seller in connection with products sold or delivered or services rendered by such Seller in the last three (3) years has been substantially similar to the express warranties provided in the Ordinary Course of Business pursuant to such Seller's standard form of customer agreement made available to Purchaser. Each product sold or delivered and each service rendered by any Seller and that was sold, delivered or rendered, as applicable, since the adoption of such standard form terms and conditions, if applicable, has been in conformity in all material respects with all standard form terms and conditions and all applicable contractual commitments and all express and implied warranties. No Seller has any material Liabilities for replacement or repair of, or otherwise in connection with, any such product or services. None of the customers of each Seller or the Business is entitled to any bonus, rebate, setoff, refund or credit from such Seller or with respect to the Business. Each Seller, and, as it may affect the Business or the Purchased Assets, each of its Affiliates, has complied in all material respects with all applicable contractual, express and implied warranties. All products sold or delivered by each Seller have complied in all material respects with all governmental requirements. The labels, labeling and advertising of all of each Seller's products comply in all material respects with applicable Laws.

(b)     No Seller has received a written, or to Sellers' Knowledge, oral notice of a material claim to return products of any Seller by reason of alleged overshipments, defective merchandise, breach of warranty or otherwise, outside the Ordinary Course of Business.

(c)     There are no existing material Liabilities, claims or obligations arising from or, to the Knowledge of Sellers, alleged to arise from any actual or alleged injury to Persons, damage to property or other loss as a result of the ownership, possession or use of any product manufactured, assembled, sold, distributed, leased or delivered by any Seller. There have been no recalls, field actions, corrections, or removals ordered by any Governmental Authority, or any seizures or adverse regulatory actions taken or, to Sellers' Knowledge, threatened by any Governmental Authority with respect to any Seller's products, and no Seller has voluntarily, or at the request of any Governmental Authority, initiated or participated in any recalls, field actions, corrections, or removals of any product.

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Section 4.26     Computer and Technology Security; Data Privacy.

(a)     The Systems are sufficient for the operation of the Business as currently operated, and, in the last three (3) years, there have been no failures, crashes, or other adverse events affecting the Systems that have, in each case, caused any material disruption to the Business. Each Seller has purchased a sufficient number of license seats for all licensed Software currently used by such Seller in the Business. None of the Systems contain any virus, spyware, keylogger software, worm or other software routines, faults, malicious code, damaging devices, or hardware components designed to permit loss, damage, or unauthorized access, use, modification or other misuse of the Systems or any Seller Data thereon.

(b)     Each Seller and the Business is in compliance with, and during the last four (4) years has been in compliance with, in all material respects: (i) all applicable Data Laws, (ii) such Seller's external and internal written privacy policies; and (iii) the requirements of any Contracts to which such Seller is bound related to the Processing of Personal Information or the security of the Systems. Within the past three (3) years, no Seller has experienced any Security Incident involving any Personal Information or other Seller Data and which relates to the Business. To Sellers' Knowledge, there are no facts suggesting the likelihood of the foregoing, including receipt of any notices or complaints from any Person regarding the foregoing. During the last three (3) years, no Seller has provided or been legally required to provide any notice to data owners or any Governmental Authority in connection with any unauthorized access, use, or disclosure of Personal Information.

(c)     Each Seller has implemented and maintains reasonable and appropriate administrative, technical and physical measures consistent for the industry in which the Business operates to protect Personal Information and other Seller Data against loss, damage, or unauthorized access, use, modification or other misuse. Each Seller has established, implemented and tested backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards, and sufficient to reasonably maintain the operation of the Business and to ensure the continued, uninterrupted and error-free operation of the Systems. To the Knowledge of Sellers, there are no data security, information security, or other technological vulnerabilities with respect the Systems that could adversely impact their operations or cause a Security Incident.

Section 4.27     Trade Matters. Each Seller and the Business, and, as it may affect the Business or the Purchased Assets, each of its Affiliates, are, and during the applicable statute of limitation periods have been, in material compliance with all applicable Export and Import Control Laws and Sanctions, including inter alia payment of all general, Section 301, antidumping, countervailing and any other applicable import duties. No Seller, nor any officer, director, or employee of any Seller, is or has been a Sanctioned Person or is or has been a national of, organized in, or resident in any Designated Jurisdiction. No transaction or other dealing by any Seller or the Business, or, as it may affect the Business or the Purchased Assets, by any of its Affiliates, has involved, directly or indirectly, a Sanctioned Person, Designated Jurisdiction, national of or Person resident in any Designated Jurisdiction, or otherwise has been in violation of Export and Import Control Laws or Sanctions. Each Seller has ensured that the Business has implemented appropriate written internal controls to avoid, detect and deter any violation of Export and Import Control Laws or Sanctions. There have been no Actions or convictions, pending or, to Sellers' Knowledge, threatened, involving any Seller or the Business related to any actual or alleged violation of the Export and Import Control Laws or Sanctions. Notwithstanding the foregoing, no Seller has engaged in any material export of goods or services from the United States or any other jurisdiction.

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Section 4.28     Compliance with Anti-Corruption Laws. During the applicable statute of limitation periods, no Seller nor, to Sellers' Knowledge, any Seller's directors, officers, employees or agents, or other Persons acting on behalf of any of the foregoing, has at any time, directly or indirectly, made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value to an official of a Governmental Authority, employee of an entity owned or controlled by a Governmental Authority, or any Person in violation of any applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2012, any laws enacted pursuant to, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other Laws relating to bribery or corruption (the “Anti-Corruption Laws”). During the applicable statute of limitation periods, there have been no Actions or convictions pending or, to Sellers' Knowledge, threatened, involving any Seller or the Business, or, as it may affect the Business or the Purchased Assets, any Seller's Affiliates, related to any actual or alleged violation of the Anti-Corruption Laws. Each Seller has ensured that the Business has implemented appropriate written internal controls to avoid, detect and deter any violation of Anti-Corruption Laws.

Section 4.29     Capitalization. All issued and outstanding equity securities of each Seller are held beneficially and of record by the Persons and in the amounts set forth on Section 4.29 of the Disclosure Schedules. Except for the equity securities set forth on Section 4.29 of the Disclosure Schedules, there are no (a) other equity securities or voting securities of such Seller, (b) securities of such Seller convertible into or exchangeable for equity securities or voting securities of such Seller or (c) outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar contracts or commitments that could require such Seller to issue, sell or otherwise cause to become outstanding any of its equity interests. Other than the Charter Documents of each Seller, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any of the equity securities of any Seller. There are no promised, outstanding or authorized equity appreciation, phantom equity, profit participation or similar rights with respect to any Seller. No Seller has any Subsidiaries nor owns or holds the right to acquire any stock, partnership interest, limited liability company interest, joint venture ownership interest or other equity ownership interest in any other Person.

Section 4.30     Solvency. No insolvency proceeding of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting any Seller (other than in such Person's capacity as a creditor), or the Business or any of the Purchased Assets, is pending or is being contemplated by any Seller, or is, to Sellers' Knowledge, being threatened against any Seller or any Seller's Affiliate thereof by any other Person, and no Seller has made any assignment for the benefit of creditors or taken any action in contemplation of which that would constitute the basis for the institution of such insolvency proceedings. After giving effect to the consummation of the Transactions, (a) each Seller will be able to pay its Excluded Liabilities as they become due and (b) no Action against any Seller is presently anticipated to be rendered at a time when, or in amounts such that, such Seller will be unable to satisfy the result of any such Action promptly in accordance with its terms (taking into account the maximum probable amount of such judgments in any such Action and the earliest reasonable time at which such results may arise) as well as all other Liabilities of such Seller.

Section 4.31     COVID-19. No Seller has applied for, taken advantage of or received any grant, loan, forbearance or other type of relief, benefit or accommodation established by the CARES Act (including the Paycheck Protection Program) or any other Law established in connection with COVID-19.

Section 4.32     No Other Representations. Except for the representations and warranties expressly set forth in the Transaction Documents, neither Seller Parties nor any of their respective Affiliates or Representatives makes or shall be deemed to have made any other representation or warranty, express or implied, at law or in equity, in connection with or with respect to the Transactions or any other Transaction Document. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in the Transaction Documents, neither Seller Parties nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Sellers or the Transactions furnished or made available to Purchaser and its Representatives.

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Article V
Representations and Warranties Relating to the Beneficial Owners

Each Beneficial Owner represents and warrants to Purchaser that the statements contained in this Article V are true and correct as of the date hereof and will be true and correct as of the Closing, and acknowledges and agrees that Purchaser is relying upon such representations and warranties in connection with entering into this Agreement and the other Transaction Documents to which it is a party and consummating the Transactions:

Section 5.01     Authority; Enforceability. Such Beneficial Owner has the requisite legal capacity to enter into this Agreement and the other Transaction Documents to which such Beneficial Owner is a party, to carry out such Beneficial Owner's obligations hereunder and thereunder and to consummate the Transactions. This Agreement has been duly executed and delivered by such Beneficial Owner, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of such Beneficial Owner enforceable against such Beneficial Owner in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles). When each other Transaction Document to which such Beneficial Owner is, or will be, party has been duly executed and delivered by such Beneficial Owner (assuming due authorization, execution and delivery by each other party thereto), such Transaction Documents will constitute legal and binding obligations of such Beneficial Owner enforceable against such Beneficial Owner in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles).

Section 5.02     Noncontravention. The execution and delivery by such Beneficial Owner of the Transaction Documents to which such Beneficial Owner is a party, and the consummation of the Transactions or the performance of any obligations under any Transaction Document to which such Beneficial Owner is a party will not, (a) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law or Governmental Order to which such Beneficial Owner is subject, or (b) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in or create in any Person the right to, accelerate, terminate, modify or cancel, require any notice, authorization or consent under, or result in the imposition or creation of Lien upon or with respect to or any Contract to which such Beneficial Owner is a party, except in the case of this clause (b), as would not have a material adverse effect on such Beneficial Owner's ability to consummate the Transactions. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Beneficial Owner in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the Transactions.

Section 5.03     Litigation. There is no Action pending or, to such Beneficial Owner's knowledge, threatened against such Beneficial Owner or any Seller in which such Beneficial Owner owns an interest, which, if adversely determined, could reasonably be expected to (a) delay, hinder or prevent the consummation of the Transactions by such Beneficial Owner or any Seller in which such Beneficial Owner owns an interest or (b) have, individually or in the aggregate with all other such Actions, a material adverse effect on the ability of such Beneficial Owner or any Seller in which such Beneficial Owner owns an interest to perform the obligations of such Person under the Transaction Documents or a Material Adverse Effect.

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Section 5.04     Brokers' Fees. No Person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Beneficial Owner.

Article VI
Representations and Warranties Relating to Purchaser

Purchaser represents and warrants to the Seller Parties that the statements contained in this Article VI are true and correct as of the date hereof and will be true and correct as of the Closing, and acknowledges and agrees that the Seller Parties are relying upon such representations and warranties in connection with entering into this Agreement and the other Transaction Documents to which such Seller Parties are a party and consummating the Transactions:

Section 6.01     Organization. Purchaser is a limited liability company duly incorporated, validly existing and in good standing under the Laws of Delaware. Purchaser is duly qualified, licensed or admitted to do business as a foreign entity and is in good standing in every jurisdiction in which the operation of its respective businesses or the ownership of its respective assets requires it to be so qualified, licensed, admitted or in good standing as a foreign entity, except as would not have a material adverse effect on Purchaser's ability to consummate the Transactions.

Section 6.02     Authorization; Enforceability. Purchaser has full organizational power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Purchaser of this Agreement and any other Transaction Document to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the Transactions have been duly authorized by all requisite organizational action on the part of Purchaser, and no other organizational act or proceeding on the part of Purchaser is necessary to authorize this Agreement or the other Transaction Documents or the Transactions. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. When each other Transaction Document to which Purchaser is, or will be, party has been duly executed and delivered by Purchaser (assuming due authorization, execution and delivery by each other party thereto), such Transaction Documents will constitute legal and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles).

Section 6.03     Noncontravention. The execution and delivery by Purchaser of the Transaction Documents do not, and the consummation of the Transactions by Purchaser will not, (a) violate or conflict with any provisions of Purchaser's Charter Documents, (b) violate or conflict with any Law or order to which Purchaser is subject or (c) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, or result in the imposition or creation of a Lien upon or with respect to any shares of equity or assets of Purchaser under, any Contract to which Purchaser is a party, or by which Purchaser or any of its assets or properties are bound, except, in each case, as would not have a material adverse effect on Purchaser's ability to consummate the Transactions. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation of the Transactions, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material adverse effect on Purchaser's ability to consummate the Transactions.

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Section 6.04     Litigation. There is no Action pending or, to Purchaser's knowledge, threatened against Purchaser, which, if adversely determined, could reasonably be expected to (a) delay, hinder or prevent the consummation of the Transactions by Purchaser or (b) have, individually or in the aggregate with all other such Actions, a material adverse effect on the ability of Purchaser to perform its obligations under the Transaction Documents.

Section 6.05     Brokers' Fees. No Person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

Section 6.06     Independent Investigation. Purchaser acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the Transactions, (a) Purchaser has completed to its satisfaction its own due diligence with respect to the Business and the Purchased Assets and has relied solely upon its own investigation and the representations and warranties of the Seller Parties set forth in the Transaction Documents, (b) except for the express representations and warranties of the Seller Parties set forth in the Transaction Documents, Purchaser is not relying upon any representation or warranty of any Seller Parties or any of their respective Affiliates or Representatives thereof, nor upon the accuracy of any information, record or financial projection or statement made available or given to Purchaser in the performance of such investigation (or any omissions therefrom), including any forward-looking financial budgets or projections for periods following the Closing Date; (c) subject to and based upon representations and warranties of the Seller Parties, it has had access to its satisfaction to Sellers and their respective books and records, Contracts (including Tax Returns and related documents), and Representatives, and (d) it has had such opportunity to seek accounting, legal, tax or other advice or information from Persons other than Sellers in connection with its entry into this Agreement and the other documents referred to herein relating to the consummation of the Transactions as it has seen fit.

Article VII
Covenants

Section 7.01     Employees and Employee Benefits.

(a)     Effective as of the Closing Date, Sellers shall terminate each Business Employee, with such termination effective as of the start of business on the Closing Date. Each Seller agrees to use commercially reasonable efforts to cause each Business Employee to make available their employment services to Purchaser and its Affiliates as of the Closing Date. Purchaser or one of its Affiliates, in Purchaser's sole discretion, may offer employment, on an “at-will” basis, to any or all such Business Employees. Each Business Employee who accepts an offer of employment from Purchaser or an Affiliate of Purchaser is referred to herein as a “Transferred Employee” as of the Closing Date. Sellers shall bear any and all Liabilities under the WARN Act resulting from, arising out of, relating to or caused by employment losses pursuant to this Section 7.01. Each Seller hereby consents to the hiring of the Transferred Employees by Purchaser and its Affiliates and, from and after the Closing Date, waives in perpetuity any claim or right under any non-disclosure or confidentiality, non-compete or non-solicitation, employment, assignment of inventions or similar agreement in favor of such Seller to which any Transferred Employee is a party (all of which claims and rights are expressly assigned to Purchaser at Closing).

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(b)     For a period of at least twelve (12) months following the Closing Date (or, if earlier the date of a Transferred Employee's termination) (the “Continuation Period”), Purchaser or its Affiliates shall provide each Transferred Employee with base salary or hourly wage rate and annual cash incentive compensation opportunities (excluding equity-based incentive opportunities) that are consistent with current compensation rates of Purchaser for a similar role to such Transferred Employee. For the Continuation Period, Purchaser or its Affiliates shall provide Transferred Employees with employee welfare benefits under the employee welfare benefit plans, programs, policies, agreements, or arrangements offered by Purchaser or its Affiliates (“Purchaser's Employee Benefit Plans”) that are substantially comparable in the aggregate to the employee benefits provided to the Transferred Employees immediately prior to the Closing.

(c)     Purchaser and its Affiliates shall, for the plan year in which the Closing occurs, use commercially reasonable efforts to waive, or cause to be waived, all pre-existing condition exclusions, evidence of insurability requirements, actively at work requirements, waiting periods, and similar requirements applicable under Purchaser's Employee Benefit Plans that are group health plans with respect to Transferred Employees and their dependents to the extent such pre-existing condition exclusions, evidence of insurability requirements, actively at work requirements, waiting periods, and similar requirements would not have been applicable to such Transferred Employee prior to the Closing Date. Purchaser or its Affiliates shall use commercially reasonable efforts to, for the plan year in which the Closing occurs, credit or cause to be credited, Transferred Employees with all amounts paid prior to the Closing Date with respect to each group health plan for purposes of satisfying all applicable deductible, coinsurance, and out-of-pocket requirements for the plan year that includes the Closing Date under the analogous Purchaser's Employee Benefit Plans as if such amounts had been paid with respect to such Purchaser's Employee Benefit Plans.

(d)     Sellers shall be solely responsible, and Purchaser and its Affiliates shall have no Liability whatsoever, (i) for any compensation, severance, transaction-related bonus or other amounts payable to any Business Service Provider, except to the extent that such amounts are expressly assumed as Assumed Liabilities or relate to employment with or services provided to Purchaser or any of its Affiliates after the Closing Date, or (ii) under any Employee Benefit Plan. Sellers shall provide promptly to Purchaser, at Purchaser's request, any information or copies of personnel records (including addresses, dates of birth, dates of hire and dependent information) relating to the Transferred Employees or relating to the service of Transferred Employees with Sellers prior to the Closing Date to the extent permitted by applicable Law. Prior to Closing or pursuant to the applicable Seller's next ordinary payroll immediately following the Closing, Sellers shall pay, or cause to be paid, to each Transferred Employee any amounts that relate to any service by such Transferred Employees with any Seller through the Closing, including any salary or wages, any accrued vacation, sick or personal days and any bonuses, except to the extent that such amounts are expressly assumed as Assumed Liabilities.

(e)     Sellers shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, vacation, health, accident or disability benefits brought by or in respect of any Business Service Provider or any spouse, dependent or beneficiary thereof, any other Liabilities or Taxes, which claims relate to events occurring or the period of time on or prior to the Closing Date. Sellers also shall remain solely responsible for all worker's compensation claims of any Business Service Provider which relate to events or the period of time occurring on or prior to the Closing Date. Seller shall pay, or cause to be paid, all such amounts to the appropriate Persons as and when due.

(f)     Pursuant to the “Standard Procedure” provided in Section 4 of the Revenue Procedure 2004-53, Sellers shall make a clean cut off of payroll and payroll Tax reporting with respect to all Transferred Employees and shall pay over to the federal, state, city and any other applicable Governmental Authority those amounts required to be withheld with respect to compensation paid for periods ending on or prior to the Closing Date. Sellers also agree to issue, by the date prescribed by IRS Regulations, Forms W-2 for wages paid for the period ending on the day immediately preceding the Closing Date and will comply with all reporting requirements under Sections 6055 and 6056 of the Code for all periods prior to the Closing. Purchaser and its Affiliates shall be responsible for all payroll and payroll Tax obligations for periods of employment with Purchaser and its Affiliates on and after the Closing Date for Transferred Employees. Notwithstanding the foregoing, Sellers, Purchaser, and its Affiliates agree to cooperate in an orderly transition of the Business' payroll function within the limitations on functionality and timing required by the systems and processes of the Business' third-party payroll vendor.

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(g)     In the event Seller and its “selling group” (as defined in Treasury Regulation Section 54.4980B-9, Q&A-2(a)) does not maintain any Employee Benefit Plan that is a group health plan at any time after the Closing, Purchaser shall be solely responsible for providing continuation coverage under the COBRA to those individuals who are M&A qualified beneficiaries (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement.

(h)     Purchaser has provided to the Seller Parties all information reasonably requested by the Seller Parties regarding compensation, equity awards, and other benefits payable or to be provided by Purchaser to any Business Service Provider who may be considered a “disqualified individual” under Section 280G of the Code to enable Sellers to complete their Section 280G shareholder approval process. All such information provided was true, complete, and accurate in all material respects to the extent known by Purchaser as of the date provided.

(i)     The provisions of this Section 7.01 or otherwise in this Agreement are solely for the benefit of the Parties and no Business Service Provider or any other Person or any beneficiary or dependent thereof shall be regarded for any purpose as a third-party beneficiary of this Section 7.01 or otherwise in this Agreement or have any basis to bring any Action based on this Section 7.01 or otherwise in this Agreement. In no event shall the terms of this Agreement be deemed to: (i) establish, amend or modify any Employee Benefit Plan, or any other benefit plan, program or Contract maintained or sponsored by any Seller, the Business, Purchaser, or any of their respective Affiliates; (ii) confer upon any Business Service Provider or Transferred Employee any right to employment or service or continued employment or service with the Business or Purchaser or any of its Affiliates; or (iii) limit the right of Purchaser to terminate the employment or services of, or to reassign or otherwise alter the status of, any employee, officer, director, consultant independent contractor or other service provider of the Business after the Closing Date or to change in any manner the terms and conditions of his or her employment or other service to, or engagement with, Purchaser or the Business.

Section 7.02     Books and Records.

(a)     In order to facilitate the resolution of any claims made by or against or incurred by the Seller Parties (other than in connection with any Action by Purchaser or any Purchaser Indemnified Party under any Transaction Document against any Seller Party) after the Closing or to enable the Seller Parties to comply with their respective Tax and financial reporting obligations, for a period of seven (7) years following the Closing, Purchaser shall (a) retain the Books and Records (including personnel files) which relate to the Business and its operations for periods prior to the Closing, and (b) upon reasonable notice, afford the Seller Parties' Representatives reasonable access, during normal business hours, to such Books and Records (including the right to make photocopies at the Seller Parties' expense).

(b)     In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing, to enable Purchaser to comply with their respective Tax and financial reporting obligations or for any other reasonable purpose, for a period of seven (7) years following the Closing, the Seller Parties shall (a) retain the Books and Records (including personnel files) which relate to the Business and its operations for periods prior to the Closing, to the extent such Books and Records are Excluded Assets, and (b) upon reasonable notice, afford Purchaser's Representatives reasonable access, during normal business hours, to such Books and Records (including the right to make photocopies at Purchaser's expense).

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Section 7.03     Public Announcements. The Parties agree that no Seller Party may issue or make any press release or other public announcement (including in any trade journal or other publication) of or related to the Transaction Documents or the Transactions without the prior written consent of Purchaser. The Parties further agree that Purchaser may, in its sole discretion, issue or make any press release or other public announcement (including in any trade journal or other publication) of or related to this Agreement or the Transactions; provided that no such press release or other public announcement shall disclose any financial terms of the Transaction Documents without the prior written consent of the Sellers' Representative (provided that no such consent shall be required to the extent that such press release or other public announcements is required to be disclosed by applicable Law (including the Securities Exchange Act of 1934, as amended, any rules or regulations thereunder or any other securities Laws) or the applicable rules of, or any listing agreement with, any stock exchange). To the extent permitted by Law and reasonably practicable, Purchaser shall provide to the Sellers' Representative copies of any press release or other public announcement related to this Agreement and the Transactions prior to the issuance or other dissemination thereof. Notwithstanding the foregoing, Purchaser and its Affiliates (including, for the avoidance of doubt, Janus International Group, Inc. and its Subsidiaries) shall be permitted to disclose the terms and provisions of the Transaction Documents to their respective existing and prospective lenders, provided that any such disclosure is subject to customary confidentiality undertaking from such recipients and Purchaser shall be responsible for any breach of such undertaking by any such recipient.

Section 7.04     Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser, it being understood and agreed that (a) the foregoing waiver by Purchaser is expressly conditioned upon the fulfillment by each Seller of its obligations under Section 7.05 to timely pay, satisfy and discharge in due course, and to cause each of its Affiliates to timely pay, satisfy and discharge in due course, in each case, as applicable, all Excluded Liabilities which any Seller is obligated to pay, satisfy or discharge, and (b) any Liabilities arising out of the failure of any Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction (collectively, “Bulk Sales Laws”) shall be treated as Excluded Liabilities.

Section 7.05     Discharge of Excluded Liabilities. From and after the Closing, each Seller shall, and shall cause each of its respective Affiliates to, timely pay, satisfy and discharge, or make adequate provisions for the timely payment, satisfaction or discharge of, the Excluded Liabilities and other Liabilities of such Seller or its Affiliates under this Agreement and the other Transaction Documents, in each case, as applicable and in due course.

Section 7.06     Wrong Pockets. From and after the Closing, if any of the Seller Parties or any of their respective Affiliates receives or collects any funds that constitute Accounts Receivable or any other Purchased Asset, the Seller Parties shall, or shall cause any such Person to, remit such funds to Purchaser within five (5) Business Days after its receipt thereof. From and after the Closing, if Purchaser or any of its Affiliates receives or collects any funds that constitute any Excluded Asset, Purchaser shall, or shall cause any such Person to, remit such funds to Sellers within five (5) Business Days after its receipt thereof. In furtherance of the foregoing, from and after the Closing and for a period of six (6) months thereafter, the Seller Parties shall provide Purchaser, on a monthly basis, and in any event within five (5) days following the end of each calendar month, true, correct and complete copies of bank statements (or similar account statements) for each account of any Seller.

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Section 7.07     Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (collectively, “Transfer Taxes”) shall be borne fifty percent (50%) by Purchaser, on the one hand, and fifty percent (50%) by Sellers (jointly and severally), on the other hand. The Party required to do so under applicable Law shall prepare and timely file any Tax Return or other document with respect to such Taxes or fees (and the non-preparing Party shall (i) reasonably cooperate with respect thereto, and (ii) reimburse the preparing Party for fifty percent (50%) of all costs and expenses incurred in preparing and filing any such Tax Return).

Section 7.08     [Reserved].

Section 7.09     Further Assurances. Following the Closing, each Party shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 7.10     Use of Name.

(a)     After the Closing, each of the Seller Parties hereby agrees that it shall not, directly or indirectly, and shall cause its controlled Affiliates not to, use or adopt any corporate, limited liability company or other business or entity name, or any Trademark, containing or confusingly similar to any Seller Name. Each of the Seller Parties further agrees that, from and after the Closing, it shall, and shall cause its controlled Affiliates to, immediately and permanently (a) cease use of any of the Seller Names or any other Intellectual Property Assets as a Trademark or Domain Name, including for commercial business or marketing purposes and including use of any websites or social media, and (b) without limiting the generality of the foregoing, cease use of any packaging, labeling, containers, letterhead, business cards, supplies, marketing, promotional and advertising materials, technical data sheets and any similar materials bearing any of the Seller Names or any Intellectual Property Assets, in each case, other than for transitional or consulting purposes, in connection with any Beneficial Owner's employment with Purchaser, or as authorized by prior written consent of Purchaser. Effective from and after the Closing, each of the Seller Parties acknowledges that it shall have no rights whatsoever to any, and hereby consents to the use by Purchaser or any of its Affiliates or designees of all, Seller Names. Each of the Seller Parties acknowledge that, after the Closing, it and its Affiliates shall have no rights whatsoever to the Intellectual Property Assets.

(b)     Within five (5) Business Days from the Closing Date, each Seller shall, and each of the Seller Parties shall cause any of their respective Affiliates whose name includes any Seller Name in any jurisdiction to, file with the applicable secretary of state a certificate of amendment to the applicable Charter Documents of the applicable Seller or Affiliate of the Seller Parties (the “Charter Amendment”), as applicable, pursuant to which the name of such Person shall thereafter be changed to a name that does not contain any Seller Names, and each Seller shall, and each of the Seller Parties shall cause any of their respective controlled Affiliates whose name includes any Seller Name in any jurisdiction to, (i) make or cause to be made such other filings with any applicable Governmental Authority and (ii) take or cause to be taken such other actions as are necessary or desirable to effectuate the Charter Amendment and the name change(s) therein.

Section 7.11     Reconciliation. From and after the Closing, Purchaser may notify the Sellers' Representative of any asset or property retained by any Seller or any Affiliate of any Seller following the Closing Date that Purchaser believes should have been included in the Purchased Assets in accordance with Section 2.01. If Purchaser and the Sellers' Representative determine in good faith that such asset or property was intended to be transferred to Purchaser as a Purchased Asset in accordance with Section 2.01, such asset or property shall be assigned by the applicable Seller or Affiliate thereof (as applicable) to Purchaser or any Affiliate designated by Purchaser without any additional consideration, and the Sellers' Representative agrees to use his reasonable best efforts during such period to promptly deliver or cause to be delivered any such asset or property to Purchaser or such Affiliate of Purchaser (including by executing and delivering any Contract to effectuate the transfer of such asset or property to Purchaser or such Affiliate of Purchaser).

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Section 7.12     Tax Matters.

(a)     Sellers shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns that are filed or required to be filed by, or with respect to, Sellers. Sellers shall timely pay all Taxes owed with respect to any Tax Return of Sellers.

(b)     Sellers shall be allocated and be responsible for the payment of any Taxes imposed with respect to the operation of the Business or the ownership or operation of the Purchased Assets for any Pre-Closing Tax Period, including, for the avoidance of doubt, the portion of any Straddle Period ending on the Closing Date.

(c)     For all purposes of this Agreement (including Section 7.12(a)) to the extent necessary to determine the Liability for or allocation of Taxes relating to the Purchased Assets or the Business for any Straddle Period (i) real property, personal property, ad valorem and similar Taxes (which are not based on income and for the avoidance of doubt excluding any Transfer Taxes and any sales or use Taxes) (“Property Taxes”) shall be prorated between the pre-Closing portion of such Straddle Period and the post-Closing portion of such Straddle Period as of the Closing Date on a daily basis (based upon the number of days in the portion of the applicable taxable period or year ending on or beginning after the Closing Date, in each case, over the total number of days in such taxable period or year) based upon actual amounts paid or payable for such taxable year or period as evidenced by appropriate invoices from the applicable Taxing Authorities or, if actual amounts of Property Tax are not known, then estimates of the amount of such Property Taxes and assessments that are due and payable with respect to the Purchased Assets during the taxable year or period during which the Closing Date occurs; and (ii) Taxes other than Property Taxes (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon production or occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) and sales or use Taxes) prorated between the pre-Closing portion of such Straddle Period and the post-Closing portion of such Straddle Period as if such taxable period ended as of the end of the Closing Date (with the Closing Date being included in the pre-Closing portion of the Straddle Period). If Sellers and Purchaser estimate any such actual amount of such Property Tax assessments, then as soon as practicable after the actual amount of such Property Taxes and assessments is known, Sellers and Purchaser shall determine if there is any amount owed either by Sellers to Purchaser or vice versa based on Sellers being liable for those Property Taxes attributable to the time period up to and including the Closing Date, or Purchaser's being liable for those Property Taxes attributable to the post-Closing Date period, as the case may be.

(d)     Each of the Seller Parties, on the one hand, and Purchaser, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns and the conduct of any Tax proceedings related to the Purchased Assets or the Business. Such cooperation shall include the retention and (upon the other Party's request) the provision of and reasonable access to records and information which are reasonably relevant to any such Tax matters and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

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(e)     The Parties agree (i) that for U.S. federal and all applicable state and local income Tax purposes, any liability that is assumed by Purchaser in connection with the Transactions and that is attributable to deferred revenue shall (A) not be treated as giving rise to taxable income of Purchaser under James M. Pierce Corp., 326 F.2d 67 (8th Cir. 1964), or otherwise, and (B) be measured by reference to the cost of performance in respect of the deferred revenue, (ii) any income in respect of any deferred revenue, prepaid amounts, or Accounts Receivable or any zero basis assets received or in existence on or prior to the Closing Date shall be reflected on the applicable Seller's income Tax Return for the taxable year that includes the Closing Date and such Seller shall pay all Taxes in respect thereof and (iii) not to take any position on any Tax Return that is inconsistent with the treatment described in this Section 7.12(e).

Section 7.13     Confidentiality. From and after the Closing, each Seller Party shall, and shall cause such Person's Affiliates and Representatives to, not use or disclose, and treat and hold as confidential, all of the Confidential Information. In the event that any of the foregoing Persons is required by Law to disclose any Confidential Information, the applicable Seller Party shall notify Purchaser promptly after receipt by such Seller Party of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 7.13. If, in the absence of a protective order or the receipt of a waiver hereunder, such Person is, on the advice of counsel, compelled or required to disclose any Confidential Information, such Person may disclose such Confidential Information; provided that such Person shall use commercially reasonable efforts to obtain, at the request of Purchaser and at Purchaser's expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Purchaser shall designate (and in any such event, such Person shall cooperate with Purchaser in seeking such order or other assurance). Upon consummation of the Transactions, each of the Seller Parties shall, and shall cause such Person's Affiliates and Representatives to, at the request and option of Purchaser, deliver promptly to Purchaser or destroy all tangible embodiments (and all copies) of such Confidential Information which are in the possession or control of such Seller Party or any of the Affiliates or Representatives of any of the foregoing persons, except to the extent such Confidential Information constitutes an Excluded Asset.

Section 7.14     Restrictive Covenants.

(a)     Non-Competition. During the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the “Restrictive Covenant Period”), no Seller Party shall, and each Seller Party shall cause each of his, her or its Affiliates and Representatives not to, directly or indirectly, either for such Seller Party or through or with any other Person, as an employee, agent, consultant, director, equityholder, manager, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in, have or acquire an interest in, be employed by, participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any Person), any Person that engages in or owns, invests in, operates, manages, controls or otherwise participates in any Competing Business anywhere in the Restricted Territory. Notwithstanding anything in this Agreement to the contrary, (i) nothing contained herein shall be construed to prevent any of the Seller Parties from passively investing in the stock of any Person engaged in any Competing Business that is listed on a national securities exchange or traded in the over the counter market so long as such Seller Party is not involved in the management or operation of the business of such Person and such Seller Party does not own, directly or indirectly, more than two percent (2%) of the equity of such Person; and (ii) the restrictions in this Section 7.14 shall not apply to, and such Seller Party shall not be held in violation of this Section 7.14 for, the ownership or conduct of the businesses set forth on the Restrictive Covenant Carveout Schedule, in each case, solely to the extent that the businesses set forth on the Restrictive Covenant Carveout Schedule operate and are conducted in substantially the same manner as conducted as of immediately prior to the Closing Date as set forth on the Restrictive Covenant Carveout Schedule.

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(b)     Non-Solicitation; No-Hire. Without limiting the generality of the provisions of Section 7.14(a), each Seller Party hereby agrees that, during the Restrictive Covenant Period, such Seller Party shall not, and shall cause each of his or her Affiliates and Representatives not to, directly or indirectly, through or with another Person, as employee, agent, consultant, director, equityholder, manager, co-partner or in any other individual or representative capacity without Purchaser's prior written consent, encourage, solicit or induce, or attempt to encourage, solicit or induce, any Person which is (or was during the one (1) year period preceding the Closing Date) an acquisition target, supplier, customer, prospective customer actively targeted by the Business, licensee, licensor or other business relation to cease doing business with or reduce the amount of business conducted with (including by providing similar services or products to any such Person) Purchaser or any of its Affiliates, or in any way interfere with the relationship between Purchaser or any of its Affiliates, on the one hand, and any such Person, on the other hand, including by inducing or attempting to induce any potential termination or other adverse alteration of such Person's relationship (or potential relationship) with the Business, Purchaser or any of its Affiliates. Each Seller Party hereby agrees that, during the Restrictive Covenant Period, such Seller Party shall not, and shall cause each of his or her Affiliates and Representatives not to, directly or indirectly, as an employee, agent, consultant, director, equityholder, manager, co-partner or in any other individual or representative capacity, in each case, without the prior written consent of Purchaser, (i) recruit or solicit for employment or engagement any Person who is (or was either (A) during the one (1) year period preceding the Closing Date or (B) the one (1) year period preceding the date of such recruitment or solicitation) employed or engaged by any Seller or any of its Affiliates in the Business, or otherwise seek to interfere with, influence or alter any such Person's relationship with Purchaser or any of its Affiliates (including by inducing or attempting to induce such Person to terminate such Person's employment or engagement with Purchaser or any of its Affiliates) or (ii) employ, hire or engage any Person who is (or was either (A) during the one (1) year period preceding the Closing Date or (B) the one (1) year period preceding the date of such recruitment or solicitation) employed or engaged by any Seller or any if its Affiliates in the Business; provided that nothing in this Section 7.14(b) shall prohibit (x) any general solicitation or advertisement not targeting any employees of Purchaser or any of its Affiliates or (y) the employment or engagement of any Person whose employment or engagement with Purchaser or any of its Affiliates has been terminated for at least twelve (12) months prior to such Person's employment or engagement by any Seller Party or its Affiliates.

(c)     Non-Disparagement. Each Seller Party agrees that such Seller Party shall not, and shall cause each of his or her Affiliates and Representatives not to, directly or indirectly, make any negative or disparaging statements or communications regarding the Business, the Purchased Assets, Purchaser or any of its Affiliates or Representatives, or any of the respective services, products or practices of any of the foregoing Persons, either orally or in writing, at any time or for any reason. Purchaser agrees to direct its c-suite executives to not, during the Restrictive Covenant Period, make any negative or disparaging statements or communications regarding any Seller Party or any of such Seller Party's Affiliates or Representatives. Notwithstanding the foregoing, the restrictions set forth in this Section 7.14(c) shall not limit (i) any Person from making truthful statements when required by Law, (ii) any Person from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Person has reason to believe is unlawful, or (iii) Purchaser's c-suite executives from making truthful statements or communications in connection with such executive's duties, including truthful statements made in the context of performance evaluations, internal management, human resources matters or other similar situations.

(d)     Certain Acknowledgements and Representations.

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(i)     Each Seller Party acknowledges and agrees that the covenants and agreements set forth in this Section 7.14 are a material inducement to Purchaser to enter into this Agreement and to perform its obligations hereunder, and that Purchaser and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if any Seller Party breached any of the provisions of this Section 7.14. Each Seller Party further acknowledges and agrees that the covenants and agreements set forth in this Section 7.14 (including the territorial, time and scope limitations with respect thereto) are reasonable and are required to protect Purchaser's substantial investment hereunder and for the protection of Purchaser's legitimate business interests (including its interest in customer and supplier relationships), goodwill and trade secrets of the Business, and that such limitations will not impose any undue burden upon any Seller Party. In the event that any territorial, time or scope limitation set forth in this Section 7.14 is deemed to be invalid, prohibited or unenforceable by a court of competent jurisdiction, Purchaser and each Seller Party hereby agrees to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable or enforceable under the circumstances. If such partial enforcement is not possible in such jurisdiction, such provision shall be deemed severed solely as to such jurisdiction, and the remaining provisions of this Agreement shall remain in full force and effect. The covenants set forth in this Section 7.14 are independent of, supplemental to and do not modify, supersede or restrict (and shall not be modified, superseded by or restricted by) any non-competition, non-solicitation, non-hire or other similar covenants in any other current or future agreement to which any Seller Party or any of their respective Affiliates or Representatives is a party unless express written reference is made to the specific provisions hereof which are intended to be superseded.

(ii)     Each Seller Party agrees and acknowledges that such Seller Party is familiar with the trade secrets and other information of a confidential or proprietary nature of the Business, and that in order to assure Purchaser that the Business retains its value, it is necessary that each such Seller Party undertake not to utilize such Seller Party's special knowledge of the Business or such Seller Party's relationship with suppliers, customers, licensees, licensors or other business relations of the Business, Purchaser or any of its Affiliates to compete with Purchaser or any of its Affiliates during the Restrictive Covenant Period.

(iii)     Each Seller further acknowledges and agrees that irreparable injury may result to Purchaser and its Affiliates if any Seller Party breaches any of the terms of this Section 7.14, and that in the event of any Seller Party's actual or threatened breach of any of the provisions contained in this Section 7.14, Purchaser will have no adequate remedy at Law. Each Seller Party accordingly agrees that in the event of any actual or threatened breach by any Seller Party of this Section 7.14, Purchaser shall be entitled to seek any of the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable: (i) such injunctive and other equitable relief as may be deemed necessary or appropriate by a court of competent jurisdiction and (ii) the right and remedy to require each Seller Party to account for and pay over to Purchaser any profits, monies, accruals, increments or other benefits derived or received by the Seller Parties as the result of any transactions or conduct constituting a breach of any of the provisions contained in this Section 7.14. Nothing contained herein shall be construed as prohibiting or limiting Purchaser from pursuing any other remedies available to it for such breach or threatened breach by any Seller of this Section 7.14, including the recovery of any damages which it is able to prove. In addition, in the event of a breach or violation by any Seller Party of this Section 7.14, the Restrictive Covenant Period shall be tolled until such breach or violation has been duly cured.

Section 7.15     No Dissolution. From and after the Closing and for a period of twelve (12) months thereafter, the Beneficial Owners (i) shall not dissolve, or cause to be dissolved any Seller and maintain each Seller's legal and corporate existence in compliance with all applicable Laws.

Section 7.16     Administration of Warranty Claims. Purchaser shall control the administration and resolution of De Minimis Post-Closing Warranty Claims to the extent such claims constitute Assumed Liabilities.

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Section 7.17     [Reserved].

Section 7.18     [Reserved].

Section 7.19     [Reserved].

Section 7.20     Confidentiality Agreement. Effective as of the Closing, the Confidentiality Agreement is hereby terminated and is of no further force or effect.

Section 7.21     Release of Liens. Following the Closing, the Seller Parties shall, and shall cause their respective Affiliates to, at the sole expense of the Seller Parties, promptly execute and deliver any documents, instruments, conveyances and assurances and take such actions as may be requested by Purchaser to promptly remove any Liens on any of the Purchased Assets existing as of the Closing; provided that Purchaser shall not be required to pay consideration or amounts therefor.

Article VIII
[Reserved]

Article IX
Indemnification

Section 9.01     Survival of Representations, Warranties, Covenants and Agreements. Subject to the limitations and other provisions of this Agreement, (a) all of the covenants and agreements contained in this Agreement and the other Transaction Documents shall survive the execution of this Agreement and the Closing and the consummation of the Transactions and shall survive indefinitely (other than those which by their terms contemplate performance after the Closing Date for a specified period of time, and each such covenant, obligation and agreement shall survive the Closing for the period contemplated by its terms), (b) all of the Fundamental Representations (except the Tax Representations) shall survive until the earlier of (x) the fifth (5th) anniversary of the Closing Date and (y) the date that is ninety (90) days following the expiration of the statute of limitations applicable to the subject matter thereof (after giving effect to any extensions or waivers thereof), (c) all of the Tax Representations shall survive until the date that is ninety (90) days following the expiration of the statute of limitations applicable to the subject matter thereof (after giving effect to any extensions or waivers thereof), and (d) all representations and warranties other than the Fundamental Representations shall survive the Closing until the Indemnity Escrow Release Date. Notwithstanding the foregoing, (i) any representation or warranty that would otherwise terminate in accordance with the foregoing shall survive and continue in full force and effect if a notice shall have been timely given under Section 9.05 or Section 9.06, as applicable, on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article IX, and (ii) claims resulting from or arising out of or in connection with Fraud shall survive indefinitely (and the corresponding representations and warranties that are the subject of such Fraud shall survive indefinitely).

Section 9.02     Indemnification by the Seller Parties.

(a)     Subject to the limitations and other provisions of this Article IX, from and after the Closing, Sellers, jointly and severally, and the Beneficial Owners, severally and not jointly, in accordance with their respective Beneficial Owner Pro Rata Percentages, shall indemnify, defend and hold each of Purchaser and each of its Affiliates, and each of their respective Representatives and direct and indirect equityholders, and each of the successors and assigns of the foregoing, and any Person claiming by or through any of them (each, a “Purchaser Indemnified Party”) harmless against, and pay on behalf of and reimburse (as and when suffered, accrued, sustained or incurred) each of them for, any Losses which any such Purchaser Indemnified Party suffers, accrues or incurs arising out of, resulting from, or incurred in connection with: (i) any inaccuracy in or breach of any representation or warranty made by the Seller Parties in Article IV of this Agreement or in any other Transaction Document or in any certificate delivered pursuant hereto or thereto; (ii) the breach of, or failure to perform or observe, any covenant or agreement to be performed by any Seller under this Agreement or any other Transaction Document; (iii) any of the Excluded Assets or the Excluded Liabilities (including any Retained Taxes, Indebtedness or Transaction Costs of any of the Seller Parties); or (iv) any Fraud by any Seller.

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(b)     Subject to the limitations and other provisions of this Article IX, from and after the Closing, the applicable Beneficial Owner shall indemnify, defend and hold harmless the Purchaser Indemnified Parties, against, and pay on behalf of and reimburse (as and when suffered, accrued, sustained or incurred) each of them for, any Losses which any such Purchaser Indemnified Party suffers, accrues or incurs, resulting from, or incurred in connection with: (i) any inaccuracy or breach of any representation or warranty made by such Beneficial Owner in Article V of this Agreement or any other Transaction Document (expressly excluding the Employment Agreements) or in any certificate delivered pursuant hereto or thereto; (ii) the breach of, or failure to perform or observe, any covenant or agreement to be performed by such Beneficial Owner under this Agreement or any other Transaction Document (expressly excluding the Employment Agreements) and (iii) any Fraud by such Beneficial Owner.

Section 9.03     Indemnification by Purchaser. Subject to the limitations and other provisions of this Article IX, from and after the Closing, Purchaser shall indemnify and hold harmless each Seller Party and each of such Seller Party's Affiliates, and each of such Seller Party's respective Representatives and direct and indirect equityholders (including the Beneficial Owners), and each of the successors and assigns of the foregoing, and any Person claiming by or through any of them (each, a “Seller Indemnified Party”), against and pay on behalf of and reimburse (as and when suffered, accrued, sustained or incurred) each of them for, any Losses which any such Seller Indemnified Party suffers, accrues or incurs as a result of, in connection with or relating to (a) any breach or inaccuracy of any representation or warranty made by Purchaser in Article VI of this Agreement or any other Transaction Document or in any certificate delivered pursuant hereto or thereto; (b) the breach of, or failure to perform or observe, any covenant or agreement to be performed by Purchaser under this Agreement or any other Transaction Document (expressly excluding the Employment Agreements and Equity Grant Agreements); (c) any of the Assumed Liabilities; and (d) any Fraud by Purchaser.

Section 9.04     Limitations on Seller Parties' Indemnification Obligations. Notwithstanding anything to the contrary herein:

(a)     The Purchaser Indemnified Parties shall not be entitled to recover any Losses indemnifiable under and pursuant to Section 9.02(a)(i) (except for Losses arising out of, resulting from, or incurred in connection with breaches of or inaccuracies in the Fundamental Representations or Fraud (including under Section 9.02(a)(v))) until the aggregate amount of all such Losses exceed an amount equal to $242,994.00 (the “R&W Deductible”), in which event the Seller Parties shall only be liable to the Purchaser Indemnified Parties for such Losses in excess of the R&W Deductible; provided that any Losses arising out of, resulting from, or incurred in connection with breaches of or inaccuracies in the Fundamental Representations or Fraud (including under Section 9.02(a)(v)) or under Section 9.02(a)(iii) shall not be subject to the R&W Deductible.

(b)     Notwithstanding anything to the contrary herein, in no event shall the aggregate liability of the Seller Parties under Section 9.02(a)(i) or Section 9.02(a)(ii) exceed (i) in respect of representations and warranties other than the Fundamental Representations, an amount equal to the R&W Cap (and, for the avoidance of doubt, no Losses arising out of, resulting from, or incurred in connection with breaches of or inaccuracies in the Fundamental Representations or Fraud shall count towards the R&W Cap) and (ii) in respect of the Fundamental Representations and under Section 9.02(a)(ii), an amount equal to the Base Closing Consideration.

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(c)     In no event shall any Beneficial Owner be liable under Section 9.02(a) for any Losses in excess of such Beneficial Owner's Beneficial Owner Pro Rata Percentage of such Losses.

(d)     For avoidance of doubt, Losses shall be determined without duplication and shall not include any amounts to the extent such amounts are (i) reflected as a reduction in the Actual Closing Consideration or (ii) actually recovered by Purchaser or its Affiliates from third parties, net of reasonable costs of recovery (or in the case of recovery under an insurance policy, net of any deductible or co-payment, costs related to recovery, and to the extent attributable to such claim, any retrospective or future premium adjustment actually assessed and paid or payable with respect to the applicable policy within twelve (12) months following payment of such claim (excluding, for the avoidance of doubt, any increase in premium based on market-wide changes or other changes unrelated to such indemnifiable Losses)); provided, further, that nothing in this Agreement shall limit Purchaser's rights under the R&W Policy, and no reduction shall be made for amounts available under the R&W Policy unless and until such amounts are actually received.

(e)     Each Indemnified Party shall take, and cause its controlled affiliates to take, commercially reasonable steps to mitigate any Losses to the extent required by applicable Law.

(f)     Notwithstanding anything to the contrary in this Agreement, in no event shall the total indemnification obligations of Purchaser pursuant to Section 9.03(a) or Section 9.03(b) exceed the Base Closing Consideration, except in the event of Fraud.

Section 9.05     Procedures for Third-Party Claims.

(a)     Any Indemnified Party making a claim for indemnification under this Article IX with respect to any claim asserted against such Indemnified Party by a third party (a “Third Party Claim”) shall notify the Indemnifying Party of such claim in writing reasonably promptly after receiving written notice of such Third Party Claim, and such notification (the “Third Party Claim Notice”) by the Indemnified Party shall describe such Third Party Claim, the amount thereof (if known and quantifiable) and the basis thereof (if known); provided that the failure to so notify an Indemnifying Party promptly shall not relieve the Indemnifying Party of its obligations hereunder except if, and only to the extent that, the Indemnifying Party can reasonably demonstrate that the Indemnifying Party has been actually and materially prejudiced thereby. If the Indemnified Party gives an Indemnifying Party a Third Party Claim Notice and the Indemnifying Party does not, within thirty (30) days after such Third Party Claim Notice is given, (i) give written notice to the Indemnified Party of its election to assume the defense of the Third Party Claim, which notice shall certify in writing that such Indemnifying Party shall be responsible for all Losses (without a reservation of rights) relating to such Third Party Claim, whether or not otherwise required hereunder, and (ii) thereafter promptly assumes such defense, then the Indemnified Party may conduct and control the defense of such Third Party Claim; provided that (A) the Indemnified Party will not agree to the entry of any judgment or enter into any settlement or compromise with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed) and (B) the Indemnifying Party shall be responsible for the reasonable and documented fees and expenses incurred by the Indemnified Party in connection with the defense of such Third Party Claim, in each case (x) only to the extent such Third Party Claim is subject to indemnification under this Agreement, and (y) subject to the limitations and order of recovery set forth in this Article IX (including Section 9.04 and Section 9.07); provided that, if it is finally determined that such Third Party Claim (or portion thereof) is not indemnifiable hereunder, the Indemnified Party shall promptly reimburse the Indemnifying Party for any fees and expenses previously paid by the Indemnifying Party with respect to such non-indemnifiable Losses.

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(b)     With respect to any claim in which the Indemnified Party is a Purchaser Indemnified Party, the Indemnifying Party shall not be entitled to assume or continue (as applicable) control of such defense (unless otherwise agreed to in writing by the Indemnified Party), and, subject to the limitations and order of recovery set forth in this Article IX (including Section 9.04 and Section 9.07), shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party, if (i) the Third Party Claim for indemnification relates to or arises in connection with any criminal or quasi-criminal Action, (ii) an adverse determination with respect to the Third Party Claim giving rise to such claim for indemnification would reasonably be expected to have a material effect on any Purchaser Indemnified Party's business relations or future business prospects, (iii) the Third Party Claim is asserted directly or on behalf of a Person that is or has been a customer, supplier or subcontractor (or any subcontractor of a subcontractor) of any of the Purchaser Indemnified Parties, (iv) the Third Party Claim seeks an injunction or equitable relief against any of the Purchaser Indemnified Parties, (v) the Indemnified Party has been advised by counsel that (1) a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party or (2) the Indemnified Party has one or more defenses not available to Indemnifying Party, in each case, with respect to such Third Party Claim, (vi) after written notice by Purchaser, the Indemnifying Party fails to prosecute or defend such Third Party Claim vigorously and diligently, and has not cured such failure within thirty (30) days after such notice is given, (vii) an Indemnified Party or the R&W Insurer is required to assume the defense of such Third Party Claim pursuant to the R&W Policy or (viii) it is reasonably likely that the Third Party Claim would result in Losses to the Indemnified Party that are likely to materially exceed the Indemnifying Party's maximum indemnification obligations under this Agreement; provided that, if it is finally determined that such Third Party Claim (or portion thereof) is not indemnifiable hereunder, the Indemnified Party shall promptly reimburse the Indemnifying Party for any fees and expenses previously paid by the Indemnifying Party with respect to such non-indemnifiable Losses.

(c)     Without limiting any of the provisions of Section 9.05(c), the Indemnified Party shall be entitled to participate in the defense of a Third Party Claim in the event the control of such defense is assumed by the Indemnifying Party and to employ counsel of the Indemnified Party's choice for such purpose; provided that the fees and expenses of the Indemnified Party's separate counsel shall be borne by the Indemnified Party (other than reasonable and documented fees and expenses of the Indemnified Party's separate counsel that are incurred (i) prior to the date the Indemnifying Party actually assumes and diligently conducts such defense or (ii) in the event the Indemnified Party has been advised by counsel that a reasonable likelihood exists of an actual conflict of interest exists under applicable rules of professional responsibility between the Indemnifying Party and the Indemnified Party, in which case the Indemnifying Party shall bear such separate counsel's reasonable and documented fees and expenses from and after the occurrence of such conflict; provided that in each case, such fees and expenses shall be subject to the limitations and order of recovery set forth in Article IX); provided that, if it is finally determined that such Third Party Claim (or portion thereof) is not indemnifiable hereunder, the Indemnified Party shall promptly reimburse the Indemnifying Party for any fees and expenses previously paid by the Indemnifying Party with respect to such non-indemnifiable Losses.

(d)     If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such Third Party Claim or ceasing to defend such Third Party Claim unless, pursuant to or as a result of such settlement or cessation, (A) neither injunctive or other equitable relief nor any other operational restrictions will be imposed against the Indemnified Party or any of its Affiliates, (B) an unconditional term thereof is an express, unconditional and irrevocable release of the Indemnified Party from all Liabilities with respect to such Third Party Claim with prejudice in form and substance reasonably acceptable to the Indemnified Party, and (C) there is no finding or admission of any violation of Law or wrongdoing by the Indemnified Party in connection therewith.

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(e)     For the avoidance of doubt, if the Indemnifying Party is not entitled to, or does not, assume control of such defense, or ceases control or its right to control any such defense, in each case, pursuant to this Section 9.05, the Indemnified Party shall have the absolute right to control such defense of the Third Party Claim without waiving any right that the Indemnified Party may have against the Indemnifying Party for indemnification pursuant to this Article IX.

Section 9.06     Procedures for Direct Claims. Notwithstanding anything herein to the contrary, any claim by an Indemnified Party for indemnification not involving a Third Party Claim (each, a “Direct Claim”) may be asserted by such Indemnified Party by giving the Indemnifying Party written notice thereof; provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except if, and only to the extent that, the Indemnifying Party can reasonably demonstrate that the Indemnifying Party has been actually and materially prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its Liability to the Indemnified Party in respect of the applicable Direct Claim, in the event that such notice (i) specifies Losses incurred in connection with such Direct Claim, such Losses shall be conclusively deemed an obligation of the Indemnifying Party hereunder to be satisfied in the manner set forth in Section 9.07 or (ii) does not specify Losses incurred in connection with such Direct Claim, the facts and circumstances giving rise to such Direct Claim (as described in such notice) shall be deemed accepted and agreed upon by Indemnifying Party, and any Losses incurred in connection with such facts and circumstances shall be conclusively deemed to be an obligation of the Indemnifying Party hereunder to be satisfied in the manner set forth in Section 9.07.

Section 9.07     Payment of Losses.

(a)     From and after the Closing, subject to Section 9.04, any Losses under Section 9.02(a)(i) (except for Losses arising out of, resulting from, or incurred in connection with breaches of or inaccuracies in the Fundamental Representations and Fraud (including under Section 9.02(a)(vi))), shall be satisfied in the following order: (i) first, from the Indemnity Escrow Account, (ii) second, to the extent the aggregate amount of such Losses exceeds the then-remaining balance of the Indemnity Escrow Account, by recovery under the R&W Policy (to the extent then available and such Losses are recoverable thereunder pursuant to the conditions and limitations of the R&W Policy and in accordance with Section 9.07(f)), (iii) third, directly from the Sellers (jointly and severally) and (iv) fourth, only if and to the extent that the Sellers do not or are unable to satisfy such obligations, whether as a result of dissolution, liquidation, insolvency, or other legal incapacity or inability to pay, within ten (10) days of when due, directly from the Beneficial Owners in accordance with their respective Beneficial Owner Pro Rata Percentages.

(b)     From and after the Closing, subject to Section 9.04, any Losses (A) under Section 9.02(a)(ii) through Section 9.02(a)(vii) or (B) arising out of, resulting from, or incurred in connection with breaches of or inaccuracies in the Fundamental Representations or Fraud shall, in each case, be satisfied in the following order: (i) first, from the Indemnity Escrow Account, (ii) second, by recovery under the R&W Policy (to the extent then available and such Losses are recoverable thereunder pursuant to the conditions and limitations of the R&W Policy and in accordance with Section 9.07(f)), (iii) third, directly from the Sellers (jointly and severally), and (iv) fourth, only if and to the extent that the Sellers do not or are unable to satisfy such obligations, whether as a result of dissolution, liquidation, insolvency, or other legal incapacity or inability to pay, within ten (10) days of when due, directly from the Beneficial Owners in accordance with their respective Beneficial Owner Pro Rata Percentages.

(c)     Any Losses under Section 9.02(b) may be recovered directly from the applicable Beneficial Owner.

(d)     Any Losses under Section 9.03 may be recovered directly from Purchaser.

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(e)     Promptly, and in any event within ten (10) days, following the final determination of the amount of any Losses payable to an Indemnified Party pursuant to this Article IX, the applicable Indemnifying Party shall pay the Indemnified Party the amount of such Losses in cash by wire transfer of immediately available funds; provided that to the extent that such Losses are payable to a Purchaser Indemnified Party from the Indemnity Escrow Account, then within five (5) Business Days following the final determination of the amount of such Losses, Purchaser and the Sellers' Representative shall jointly instruct the Escrow Agent in writing to pay to such Purchaser Indemnified Party, by wire transfer of immediately available funds from the Indemnity Escrow Amount within two (2) Business Days after receipt of such joint written instructions, the amount of such Losses.

(f)     From and after the Closing, the Seller Parties shall cooperate reasonably with the Indemnified Parties in connection with any claim made by such Person under the R&W Policy. For purposes of this Section 9.07, the R&W Policy shall only be deemed to be “available” to the extent that any retention, deductible or similar requirements under the R&W Policy have been satisfied or eroded in full and to the extent the Losses sought are not otherwise excluded pursuant to the terms and conditions of the R&W Policy. Notwithstanding anything to the contrary in this Agreement, Purchaser and any other Purchaser Indemnified Party shall be required to seek recovery under the R&W Policy with respect to any Losses that are, or are reasonably expected to be, covered by the R&W Policy, and shall use commercially reasonable efforts to obtain coverage (excluding any dispute resolution procedures or litigation). The Seller Parties shall have no liability for any such Losses to the extent actually recovered under the R&W Policy. To the extent the amount of such Losses exceeds the applicable R&W Policy coverage limits, then with respect to the portion of Losses for which recourse under the R&W Policy has been denied or otherwise adversely determined against an Indemnified Party or that exceeds the applicable R&W Policy coverage limits, the R&W Policy shall be deemed not “available” for all purposes of this Agreement. Purchaser shall provide the Seller Parties with written notice of any claim made under the R&W Policy and shall keep the Seller Parties reasonably informed of material developments relating thereto, in each case to the extent permitted under the R&W Policy. In no event shall the Seller Parties have any Liability to any Purchaser Indemnified Party for any Losses to the extent that such Losses, but for the failure of Purchaser (or any other Purchaser Indemnified Party) to comply with the terms and conditions of the R&W Policy, would have been covered under the R&W Policy, but are not so covered as a result of such failure by Purchaser (or any other Purchaser Indemnified Party). Notwithstanding anything to the contrary herein, nothing contained in this Agreement shall require or be construed to require Purchaser or any other Indemnified Party to commence any Action against the insurance provider under or in respect of the R&W Policy.

Section 9.08     Escrow Release. On the Indemnity Escrow Release Date, Purchaser and the Sellers' Representative shall jointly instruct the Escrow Agent to release to Sellers (in accordance with their respective Seller Pro Rata Percentages and to the applicable Accounts) from the Indemnity Escrow Account an amount equal to the positive difference, if any, between (x) the balance of the then-remaining funds in the Indemnity Escrow Account, minus (y) the amount of Losses for which any Purchaser Indemnified Party has timely made a claim for indemnification pursuant to this Article IX but which claim(s) have not then been resolved in accordance with this Article IX. In the event any portion of the then-remaining funds in the Indemnity Escrow Account is not released on the Indemnity Escrow Release Date as a result of the immediately foregoing sentence, Purchaser and the Sellers' Representative shall promptly, and in any event within five (5) Business Days following the resolution of any such outstanding claims and, as applicable, payment in respect thereof pursuant to Section 9.07, jointly instruct the Escrow Agent to release to Sellers (in accordance with their respective Seller Pro Rata Percentages and to the applicable Accounts) the balance of the then-remaining funds in the Indemnity Escrow Account (or any portion thereof that relates to the claims that have then been finally determined). The Parties agree and acknowledge that neither the Indemnity Escrow Account, nor any release thereof, in whole or in part, pursuant to this Section 9.08, shall in any way limit the rights or remedies as provided in accordance with this Agreement of any Purchaser Indemnified Party with respect to indemnification pursuant to this Article IX (including with respect to any claims in excess of the balance of the then-remaining funds in the Indemnity Escrow Account but otherwise subject to indemnification pursuant to this Article IX).

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Section 9.09     Treatment of Indemnity Payments. Except as otherwise required by applicable Law, for Tax purposes, any payment made pursuant to this Article IX shall be treated as an adjustment to the Purchase Price.

Section 9.10     Materiality. Notwithstanding anything contained herein to the contrary, for purposes of determining whether there has been a breach or inaccuracy and the amount of Losses with respect to any claim for indemnification or reimbursement hereunder, each representation and warranty in this Agreement (other than Section 4.08(c)) and the Schedules and Exhibits hereto shall be read without regard and without giving effect to the term “material” or “Material Adverse Effect” or similar phrases contained in such representation or warranty.

Section 9.11     No Duplicate Recovery. Where the same set of facts qualifies under more than one provision entitling any Indemnified Party to a claim or remedy under this Agreement, such Indemnified Party may make a claim or seek a remedy under all applicable provisions of this Agreement but shall not be entitled to recover Losses in respect of such claim or remedy more than once.

Section 9.12     Exclusive Remedy. Except (a) in the case of Fraud, (b) for Actions seeking specific performance or other equitable relief to the extent permitted by Section 11.12, (c) as set forth in Section 2.06 or (d) as set forth in Section 7.14(d)(iii), following the Closing, (x) the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX and (y) each Party hereby waives, to the fullest extent permitted by applicable Law, any and all rights, claims and causes of action it may have against the other Party arising under or based upon any Law. For the avoidance of doubt, nothing in this Section 9.12 shall, or shall be deemed or construed to, preclude, limit or impair, any claim in respect of, relieve any Person of any Liability or obligation for, or limit or impair any recourse available to any party hereto under any Transaction Document (other than this Agreement or any certificate delivered pursuant to the terms of this Agreement).

Section 9.13     No Circular Recovery. Each of the Seller Parties hereby agrees, on behalf of such Person and each other Seller Indemnified Party, that no Seller Indemnified Party will make any claim for indemnification (whether such claim is for Losses of any kind or otherwise, and whether such claim is pursuant to any Law, Charter Document, Contract or otherwise) against Purchaser or any of its Affiliates with respect to any claim brought by a Purchaser Indemnified Party against any of the Seller Parties relating to the Transaction Documents or the Transactions. With respect to any claim brought by a Purchaser Indemnified Party against any Seller Indemnified Party relating to the Transaction Documents or the Transactions, each of the Seller Parties, on behalf of such Person and each other Seller Indemnified Party, hereby expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against Purchaser and its Affiliates with respect to any amounts owed by any of the Seller Parties pursuant to this Article IX. Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, for the avoidance of doubt, none of the Seller Parties shall be deemed an Affiliate of Purchaser or any of its Affiliates following the Closing pursuant to any of the Transaction Documents, including with respect to the provision of this Article IX. Notwithstanding the foregoing, nothing in this Section 9.13 limits or impairs (i) any Seller Party's right to assert defenses in connection with respect to any claim brought by a Purchaser Indemnified Party against any of the Seller Parties relating to the Transaction Documents or the Transactions; (ii) any Seller Party's right to assert direct claims against Purchaser for breaches by Purchaser of this Agreement or any other Transaction Document (including rights to purchase price adjustments, escrow releases and other post-Closing payments); (iii) any Seller Party's rights to insurance maintained by the Sellers (including the Runoff Policies); (iv) any Seller Party's right to indemnification or advancement from Purchaser to the extent arising from such Seller Party's post-Closing service to Purchaser or its Affiliates solely to the extent related to matters unrelated to the Transactions or any Action under this Agreement or any other Transaction Document; or (v) any Seller Party's rights or remedies with respect to Losses arising from Purchaser's Fraud.

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Article X
[Reserved]

Article XI
Miscellaneous

Section 11.01      The Sellers' Representative.

(a)     Each Seller Party, by virtue of such Seller Party's execution and delivery of this Agreement, hereby irrevocably nominates, constitutes and appoints the Sellers' Representative as the agent, agent for service of process and true and lawful attorney-in-fact of such Seller Party, with full power of substitution, to act in the name, place and stead of such Seller Party with respect to this Agreement and the taking by the Sellers' Representative of any and all actions (whether prior to, contemporaneously with, or after such nomination, constitution and appointment) and the making of any decisions required or permitted to be taken or made by the Sellers' Representative under this Agreement, which in each case and as applicable shall have accordingly been ratified by such Seller Party without any further action, including the exercise of the power to execute, deliver, acknowledge, certify and file (in the name of any or all of the Seller Parties or otherwise) any and all documents and to take any and all actions that the Sellers' Representative may, in its sole discretion, determine to be necessary, desirable or appropriate on or after the date hereof, including the power to act on behalf of any Seller Party in any dispute, litigation or arbitration involving this Agreement and the power to receive on behalf of, and to distribute (after payment of any unpaid expenses chargeable to a Seller Party in connection with the Transactions), all amounts payable to such Seller Party under the terms of this Agreement.

(b)     All notices delivered by Purchaser following the Closing to the Sellers' Representative (whether pursuant to this Agreement or otherwise) shall constitute notice to the Seller Parties.

(c)     Without limiting the generality of this Section 11.01 and notwithstanding anything to the contrary contained in this Agreement, Purchaser shall be entitled to deal exclusively with the Sellers' Representative on all matters with respect to the Transactions, and each Purchaser Indemnified Party shall be entitled to deal exclusively with the Sellers' Representative on all matters relating to Article IX, and each of them shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller Party by the Sellers' Representative, and on any other action taken or purported to be taken by the Sellers' Representative on behalf of any Seller Party by the Sellers' Representative, as fully binding upon such Seller Party.

(d)     If the Sellers' Representative shall die, become disabled, be dissolved or otherwise be unable to fulfill the Sellers' Representative's responsibilities as representative of the Seller Parties, then the Seller Parties shall, within thirty (30) days after such death, disability or dissolution, appoint a successor representative reasonably acceptable to Purchaser. If a successor representative is not so appointed within such period, then Brian Foley shall automatically be appointed the Sellers' Representative at the end of such period. Any successor appointed pursuant to either of the two (2) preceding sentences shall become the “Sellers' Representative” for purposes of this Agreement.

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(e)     No bond shall be required of the Sellers' Representative and the Sellers' Representative shall receive no compensation for the Sellers' Representative's services. The Sellers' Representative shall not be liable to any Seller Party for any act done or omitted hereunder as the Sellers' Representative while acting in good faith and in the exercise of its reasonable business judgment with respect to any matter arising out of or in connection with the acceptance or administration of its duties hereunder (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith). The Sellers' Representative shall be entitled to be indemnified by the Seller Parties, jointly and severally, for any loss, Liability or expense incurred on the part of the Sellers' Representative with respect to any matter arising out of or in connection with the acceptance or administration of its duties hereunder.

(f)     The Sellers' Representative, solely in the Sellers' Representative's capacity as the Sellers' Representative, represents and warrants that the Sellers' Representative has the legal capacity and authority to enter into, execute, deliver and perform the Sellers' Representative's obligations under this Agreement and each of the other Transaction Documents applicable to the Sellers' Representative and to consummate the Transactions. This Agreement and each of the other Transaction Documents to which the Sellers' Representative is a party have been duly executed and delivered by the Sellers' Representative and constitute valid and legally binding obligations of the Sellers' Representative, enforceable against the Sellers' Representative in accordance with their respective terms.

Section 11.02      Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. For the avoidance of doubt, Purchaser shall be responsible for (i) fifty percent (50%) of the fees and expenses payable to the Escrow Agent in connection with the Transactions (except as otherwise provided in the Escrow Agreement), and (ii) 50% of all payments and costs of or associated with the R&W Policy (including any premiums, commissions, taxes and other charges, fees or expenses of the underwriter(s) of such policy).

Section 11.03      Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) on the first (1st) day after the date mailed if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email of a PDF document (without notice of non-delivery) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the Parties at the following respective addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.03):

If to any Seller Party:

Wayne Woolsey

[***]

Email: [***]

Brian Foley

[***]

Email: [***]

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Rebecca Wollman-Roddick

[***]

Email: [***]

with copies (which shall not constitute notice) to:

Michael Best & Friedrich, LLP

1 South Pinckney Street

Suite 700

Madison, WI 53703

Attention: Brett R. Valentyn

Email: [***]

If to Purchaser:

Janus International Group, LLC

135 Janus International Blvd.

Temple, GA 30179

Attn: General Counsel
Email: [***]

with copies (which shall not constitute notice) to:

Massumi + Consoli LLP

1133 Avenue of the Americas, 32nd Floor

New York, NY 10036

Attention: Anthony Consoli, P.C.; Nathan D. Sawyer, P.C.

Email: [***]; [***]

Section 11.04      Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless the context of this Agreement otherwise clearly requires, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to one gender include the other gender and the neuter, (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation,” (d) the terms “this Agreement,” “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (e) the terms “day” and “days” mean and refer to calendar day(s), (f) the use of the words “or”, “any” and “either” shall not be exclusive, (g) an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (h) any reference to any applicable Law be deemed also to refer to such applicable Law and all rules and regulations promulgated thereunder, in each case, as amended modified, codified, replaced or reenacted, in whole or in part. Any event or deadline specified herein, the scheduled occurrence of which would fall on a day that is not a Business Day, shall be deferred until the next succeeding Business Day. The Parties intend that each representation, warranty, covenant and agreement contained herein shall have independent significance (i.e., if any Party has breached any representation, warranty, or covenant contained herein (or is otherwise entitled to indemnification) in any respect, the fact that there exists another representation, warranty, or covenant (including any indemnification provision) relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached (or is not otherwise entitled to indemnification with respect thereto) shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant (or is otherwise entitled to indemnification pursuant to a different provision)). For any item to be considered made available, delivered to or provided to Purchaser or its Representatives (or words of similar import or effect), such item must be included in the electronic data room titled “Project Fortress” and hosted on ideals in connection with the Transactions at least one (1) Business Day immediately prior to the date hereof, and remain continuously available to such Persons through the date hereof.

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Section 11.05      Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.06      Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon any such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 11.07      Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous agreements, understandings or arrangements, whether written or oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, Schedules and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 11.08      Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Purchaser may not assign its rights or obligations hereunder without the prior written consent of Sellers, and none of the Seller Parties may assign their respective rights or obligations hereunder without the prior written consent of Purchaser; provided that Purchaser may (a) assign any or all of its rights and obligations hereunder to one or more of its Affiliates or to any of its financing sources as collateral security or in connection with a bona fide sale to a third party of all or substantially all of its assets or the assets comprising one of its business lines that includes the Business or (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, without the consent or approval of any other Party; provided, further, that no such assignment or designation shall relieve Purchaser of any of its obligations hereunder.

Section 11.09      No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that (a) Affiliates of Purchaser are intended third-party beneficiaries of Section 7.13 and Section 7.14, and (b) the Purchaser Indemnified Parties and the Seller Indemnified Parties are intended third-party beneficiaries of Article IX.

Section 11.10      Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Purchaser and Sellers. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 11.11      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)     All claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement or any of the Transactions, or the negotiation, execution or performance of this Agreement, including all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto, shall be governed by, and construed in accordance with, the internal Laws of the state of Delaware, including its statutes of limitations, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. In furtherance of the foregoing, the internal Laws of the state of Delaware shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily apply.

(b)     SUBJECT TO Section 2.06 (WHICH SHALL GOVERN ANY DISPUTE ARISING THEREUNDER), EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF AND PROPER VENUE OF, THE DELAWARE COURT OF CHANCERY (OR, IF SUCH COURT LACKS JURISDICTION OF THE SUBJECT MATTER, THE STATE AND FEDERAL COURTS LOCATED IN NEW CASTLE COUNTY IN THE STATE OF DELAWARE) FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS, (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS AND (C) AGREES NOT TO BRING ANY SUCH PROCEEDING IN ANY OTHER COURT. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S ADDRESS SET FORTH IN Section 11.03 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY PROCEEDING IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS Section 11.11. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS IN THE STATE AND FEDERAL COURTS LOCATED IN KENT COUNTY IN THE STATE OF DELAWARE, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)     EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.11.

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Section 11.12      Specific Performance. Notwithstanding anything herein to the contrary, each Party hereby agrees that in the event any Party violates any provision of this Agreement, the remedies at Law available to the other Parties may be inadequate. In such event, the non-breaching Party shall have the right, in addition to all other rights and remedies any such Person may have as expressly provided for in this Agreement, to seek specific performance or injunctive or other equitable relief to enforce or prevent any violations of this Agreement (without the requirement to post a bond or other security). Notwithstanding anything in this Agreement to the contrary, prior to paying any amounts due pursuant to this Agreement, including any payments due pursuant to Section 2.06 or Article IX, Purchaser may, in such Purchaser's sole discretion, offset against any such payment any amounts owed in accordance with this Agreement (including under Article IX) by any of the Seller Parties or any of their respective Affiliates.

Section 11.13      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission (including DocuSign) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.14      Disclosure Schedules. The information set forth in each section or subsection of the Disclosure Schedules shall be deemed to provide the information contemplated by, or otherwise qualify, the representations and warranties of Sellers set forth in the corresponding section or subsection of this Agreement.

Section 11.15      Privileged Communications. The Parties acknowledge and agree that all communications prior to Closing between the Seller Parties, on the one hand, and Michael Best & Friedrich LLP (the “Seller Parties' Law Firm”), on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions and all written and electronic files, and written and electronic correspondence related hereto or thereto (the “Privileged Communications”), shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall survive Closing, and from and after Closing shall belong solely to the Seller Parties, as applicable, and shall constitute Excluded Assets and shall not pass to or be claimed by Purchaser. Accordingly, Purchaser shall not have access to any Privileged Communications or to the files of Seller Parties' Law Firm relating to such engagement from and after Closing.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PURCHASER:

JANUS INTERNATIONAL GROUP, LLC

By:	/s/ Ray Pierce Jackson, Jr.
Name: Ray Pierce Jackson, Jr.
Title: Chief Executive Officer

Signature Page to Asset Purchase Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

KIWI II CONSTRUCTION INC.

By:	/s/ Wayne Woolsey
Name: Wayne Woolsey
Title: President

KIWI II EAST INC.

By:	/s/ Wayne Woolsey
Name: Wayne Woolsey
Title: President

METAL TECH, INC.

By:	/s/ Wayne Woolsey
Name: Wayne Woolsey
Title: Secretary

Signature Page to Asset Purchase Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BENEFICIAL OWNERS:

/s/ Peter Brady
Peter Brady

/s/ Wayne Woolsey
Wayne Woolsey

/s/ Brian Foley
Brian Foley

/s/ Ralston Toughey
Ralston Toughey

/s/ Rebecca Wollman-Roddick
Rebecca Wollman-Roddick

SELLERS’ REPRESENTATIVE:

/s/ Wayne Woolsey
Wayne Woolsey

Signature Page to Asset Purchase Agreement